Exhibit 4.1

Execution Version

INDENTURE

Dated as of December 22, 2016

between

GTT ESCROW CORPORATION,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

7.875% SENIOR NOTES DUE 2024

i

Exhibits

Exhibit A Form of Notes
Exhibit B Form of Certificate of Transfer
Exhibit C Form of Certificate of Exchange
Exhibit D Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit E Form of Escrow Release Date Supplemental Indenture

INDENTURE, dated as of December 22, 2016, between the Issuer (as defined below) and Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of $300,000,000 aggregate principal amount of 7.875% Senior Notes due 2024 (the “Initial Notes”);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture;

WHEREAS, on the Escrow Release Date (as defined below), the Escrow Issuer will merge with and into the Company, and the Initial Guarantors will, jointly and severally, fully and unconditionally, guarantee all the obligations of the Issuer with respect to the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance and observation of each covenant and agreement under this Indenture on the part of the Issuer to be performed or observed;

WHEREAS, all things necessary (i) to make the Initial Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and (ii) to make this Indenture a valid agreement of the Issuer in accordance with its respective terms, have been done; and

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01                             Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Indebtedness (1) of a Person existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person or (3) of a Person at the time such Person merges or amalgamates with or into or consolidates or otherwise combines with the Issuer or any Restricted Subsidiary, in each case not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger, amalgamation or consolidation, as the case may be. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, amalgamation, consolidation or other combination.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01, 4.03 and 4.06, it being understood that any Notes issued in replacement of any Initial Notes pursuant to Section 2.07 shall not be Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. The terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (as calculated by the Issuer): (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at December 31, 2019 (as set forth in Section 3.07(b)), plus (2) all remaining required interest payments due on such Note through December 31, 2019 (excluding accrued but unpaid interest to such Redemption Date), discounted to present value using a discount rate equal to the Treasury Rate as of such Redemption Date (or in the case of a defeasance or satisfaction and discharge, as of the date that redemption funds are deposited with the Trustee) plus 50 basis points, over (B) the principal amount of such Note; in each case, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition (each, a “Transfer”) of any assets (including the Transfer by the Issuer or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.03, directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law)) outside of the ordinary course of business of the Issuer or such Restricted Subsidiary (it being understood that any Transfer of Equity Interests in any Subsidiary shall not be deemed to be in the ordinary course of business); and

(2)                                 the issuance of Equity Interests by any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.03, directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1)                                 any single transaction or series of related transactions in any fiscal year that involves assets or Equity Interests having a Fair Market Value of less than the greater of (x) $10 million and (y) 0.7% of Consolidated Total Assets;

(2)                                 a Transfer of assets that is governed by Section 4.09 or Article 5;

(3)                                 a Transfer of assets or Equity Interests between or among the Issuer and/or one or more Restricted Subsidiaries;

(4)                                 an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(5)                                 the Transfer of inventory in the ordinary course of business (including for the avoidance of doubt, any Transfer of capacity on communication networks (including of any fiber or fiber pair) or colocation capacity to customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(6)                                 any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and property (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(7)                                 (a) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Permitted Business or (b) dispositions of equipment or property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(8)                                 any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary or a Person that does not constitute a Subsidiary of the Issuer or any Restricted Subsidiary;

(9)                                 any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract rights or other litigation claims;

(10)                          the settlement, termination or unwinding of any Hedging Obligations or Permitted Equity Derivative;

(11)                          a Transfer of Investments in joint ventures made in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(12)                          a Transfer of non-core assets, divisions or lines of businesses acquired in transactions not prohibited under this Indenture;

(13)                          a Transfer of Cash Equivalents or marketable securities;

(14)                          a Transfer of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(15)                          a Transfer that constitutes a Restricted Payment that is permitted by Section 4.04 or a Permitted Investment;

(16)                          a Transfer or abandonment of obsolete, excess, worn out or surplus property no longer material, used or useful to the business of the Issuer and the Restricted Subsidiaries, whether now owned or hereafter acquired;

(17)                          the creation of a Lien not prohibited by this Indenture (but not the sale of property subject to a Lien) or foreclosures, condemnation, expropriation, damage, destruction or any similar action on assets of the Issuer or any of its Restricted Subsidiaries;

(18)                          the license or sublicense of intellectual property or other general intangibles and licenses, leases or subleases of other property (x) in the ordinary course of business or (y) which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries, taken as a whole, determined in good faith by the Issuer;

(19)                          the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole;

(20)                          dispositions of Capital Stock in any Subsidiary prior to the time such Subsidiary becomes a wholly-owned Subsidiary, in each case pursuant to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Stock of such Subsidiary, so long as such rights, plans, warrants, options or other securities were not entered into or issued in connection with or in contemplation of such person becoming a Subsidiary;

(21)                          a Transfer of leasehold improvements or leased assets in connection with the termination of any operating lease;

(22)                          any Transfer of Securitization Program Assets pursuant to a Qualified Securitization Transaction; and

(23)                          a Transfer of Designated Non-cash Consideration.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended; provided that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments will also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Such present value will be calculated using a discount rate equal to the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by the Issuer.

“Bankruptcy Code” means Title 11 of the United States Bankruptcy Code of 1978 or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act as in effect on the Issue Date), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof;

(4)                                 with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers; and

(5)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Acquisition” means the Hibernia Acquisition or any acquisition by the Issuer or any Restricted Subsidiary of assets (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger, amalgamation or consolidation with, any Person owning such assets).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Capital Lease” as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligation” means, with respect to any Person, all obligations under Capital Leases of such Person, without duplication, in each case taken at the amount thereof accounted for as liabilities identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but in no event will Capital Stock include any debt securities convertible or exchangeable into equity.

“Cash Equivalents” means:

(1)                                 (a) United States dollars, Euro or any national currency of any member state of the European Union; (b) with respect to the Issuer or any Restricted Subsidiary, the national currency of the jurisdiction in which such Person is organized or domiciled or conducts its business, and (c) any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(2)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or a member state of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or such member state), in each case maturing within eighteen months from the date of acquisition thereof;

(3)                                 certificates of deposit, time deposits and Eurodollar time depositions with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year, and overnight bank deposits, in each case, with (x) any lender under the Senior Credit Agreement, (y) any domestic or foreign bank having capital and surplus of not less than $500.0 million in the case of domestic banks and $250.0 million (or the foreign currency equivalent as of the date of determination) in the case of foreign banks, or (z) any commercial bank (or the parent company of such bank) of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof;

(4)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 investments in commercial paper having, at the date of acquisition, one of the two highest credit ratings obtainable from Moody’s Investors Service, Inc. or S&P (or, if at any time neither Moody’s Investors Service, Inc. nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within 360 days after the date of acquisition;

(6)                                 securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision (including any municipality) or taxing authority thereof, rated at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s Investors Service, Inc. or at least “A” (or A-l, SP1 or other then equivalent grade) by Standard & Poor’s Ratings Services (or, if at any time neither Moody’s Investors Service, Inc. nor Standard & Poor’s Ratings Services shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and having maturities of not more than two years from the date of acquisition; and

(7)                                 marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8)                                 investments with average maturities of 24 months or less from the date of acquisition in money market funds and similar liquid funds rated AA- (or the equivalent thereof) or better by Standard & Poor’s Ratings Services or Aa3 (or the equivalent thereof) or better by Moody’s Investors Service, Inc. (or, if at any time neither Moody’s Investors Service, Inc. nor Standard & Poor’s Ratings Services shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(9)                                 any investment fund investing at least 90% of its assets in securities of the types described in clauses (1) through (8) above; and

(10)                          investments in money market funds access to which is provided as part of “sweep” accounts maintained with a lender under the Senior Credit Agreement or any financial institution meeting the qualifications specified in clause (3) above;

(11)                          investments in industrial development revenue bonds that (A) “re-set” interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by any financial institution meeting the qualifications specified in clause (3) above;

(12)                          investments in pooled funds or investment accounts consisting of investments of the nature described in clause (11) above; and

(13)                          in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, but excluding any employee benefit plan of such person or group, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), unless the Beneficial Owners of Voting Stock of the Issuer immediately prior to such transaction or series of related transactions are the Beneficial Owners, directly or indirectly, of Voting Stock of the transferee representing a majority of the voting power of the Voting Stock of such transferee;

(2)                                 the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution, in each case, other than in a transaction which complies with Article 5; or

(3)                                 the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming the Beneficial Owner of Voting Stock of the Issuer representing 50% or more of the voting power of the Voting Stock of the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of the Issuer becoming a direct or indirect wholly-owned subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act , but other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of Voting Stock representing 50% or more of the voting power of the Voting Stock of such holding company. For purposes of this definition, (1) no Change of Control shall be deemed to have occurred solely as a result of a transfer of assets among the Issuer and its Restricted Subsidiaries and (2) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Commission” means the United States Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Effective Date or issued thereafter.

“Company” means GTT Communications, Inc., a Delaware corporation.

“Consolidated Cash Flow” means, for any period, (a) the Consolidated Net Income of the Issuer for such period plus (b) (without duplication), the following to the extent deducted in calculating such Consolidated Net Income:

(1)                                 Consolidated Interest Expense;

(2)                                 Consolidated Income Tax Expense;

(3)                                 depreciation and amortization expense (including, without limitation, amortization of intangibles, goodwill, debt issue costs, debt discount and amortization under FAS Rule 123);

(4)                                 other expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Issuer and its Restricted Subsidiaries for such period) (including, without limitation, non-cash costs and/or expenses incurred pursuant to any management equity plan, stock option plan or any other stock subscription or shareholder agreement and non-cash charges, losses and expenses relating to the impairment of goodwill);

(5)                                 extraordinary, unusual or nonrecurring non-cash charges or non-cash expenses incurred during such period;

(6)                                 any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and any non-cash gains (or losses) resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standards 133, “Accounting for Derivative Instruments and Hedging Activities,” (including specifically any non-cash charge in warrant fair market value or other non-cash compensation);

(7)                                 any effect of any purchase accounting adjustments in connection with any Business Acquisition, permitted Investment or permitted Asset Sale or other sale of assets outside of the ordinary course of business;

(8)                                 any non-recurring fees and expenses (or any amortization thereof) (including fees of counsel) related to any Business Acquisition, Investments, debt issuances (including amendments and waivers in connection with any such debt issuances), debt repayments or other refinancing transactions, equity issuances or Asset Sales or other asset sales outside of the ordinary course of business (in each case, including any such transaction consummated prior to the Issue Date, and any such transaction undertaken but not completed);

(9)                                 any financial advisory fees, financing arrangement fees, accountant fees, legal fees, rating agency fees, transfer or mortgage recording taxes and other out-of-pocket expenses of the Issuer or any of its Restricted Subsidiaries (including expenses of third parties paid or reimbursed by the Issuer or any of its Restricted Subsidiaries) incurred directly in connection with this Indenture, Senior Credit Agreement and the documents and instruments executed in connection therewith, any debt issuance permitted under this Indenture, the establishment of rate management transactions permitted under such documents and instruments, and any amendments to any of the foregoing, including any refinancing transaction or any amendment or other modification of any debt instruments, including amendment fees and consent fees;

(10)                          restructuring and similar cash charges and costs, severance, relocation costs, integration and facilities opening costs and other business optimization expenses, signing costs, retention or completion bonuses, recruiting costs, transition costs, costs related to closure/consolidation of facilities and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs and the portion of any earn-out, non-compete payments relating to such period or other contingent purchase price obligations and adjustments thereof and purchase price adjustments to the extent such payment is permitted to be paid pursuant to this Indenture and is deducted from Consolidated Net Income;

(11)                          expenses with respect to casualty events and charges, losses or expenses to the extent indemnified, insured, reimbursed or reimbursable or otherwise covered by a third party (to the extent expected to be received by Issuer or any Restricted Subsidiary within 365 days);

(12)                          currency translation losses (or any currency hedging losses) for such period; and

(13)                          any loss on early extinguishment of Indebtedness or Hedging Obligations;

minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) all non-cash items increasing Consolidated Net Income (other than amounts constituting amortization of deferred revenue), (ii) any deferred income tax benefits, (iii) any interest income, (iv) currency translation gains (or currency hedging gains) for such period and (v) any gain on early extinguishment of Indebtedness or Hedging Obligations.

In addition, Consolidated Cash Flow will be increased by cash synergies, cost savings, operating expense reductions, other operating improvements, initiatives and other pro forma adjustments to actual historical Consolidated Cash Flow in connection with any Business Acquisition, permitted Investments, permitted Asset Sales or sales of assets outside of the ordinary course of business, to the extent they are (a) consistent with Regulation S-X of the Commission, or (b) projected by a financial officer in good faith to be reasonably anticipated to be realizable within eighteen (18) months after the date of such transaction or event, as the case may be; provided that such synergies, cost savings, reductions, improvements, initiatives and other pro forma adjustments shall be directly attributable, factually supportable and reasonably identifiable in the good faith judgment of a financial officer of the Issuer (“Pro Forma Cost Savings”); provided that, solely for the purpose of calculating the Builder Basket, in calculating Consolidated Cash Flow accrued for any applicable period, Pro Forma Cost Savings will not exceed 25% of Consolidated Cash Flow for such period.

“Consolidated Income Tax Expense” means, for any period, all provisions for federal, state, local and foreign income taxes of the Issuer or any of its Restricted Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto, and including any franchise taxes to the extent based upon income).

“Consolidated Interest Expense” means, for any period, the sum of (a) all cash interest payments, in each case to the extent paid, or required to be paid, in cash and treated as interest in accordance with GAAP and (b) the portion of rent expense under Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case, of or by the Issuer and its Restricted Subsidiaries on a consolidated basis for such period; provided that Consolidated Interest Expense shall not include any upfront fees in connection with any issuance of Indebtedness, any agent fees and any expenses in connection with any issuance or amendment of Indebtedness (whether or not consummated).

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Issuer and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income:

(1)                                 extraordinary gains and losses,

(2)                                 any net gain or loss arising from the sale of capital assets or discontinuation of operations,

(3)                                 any net gain or loss arising from any write-up or write-down of assets,

(4)                                 any non-cash gains or losses resulting from fluctuations in currency exchange rates;

(5)                                 the net income (or net loss) of any Person (other than a Restricted Subsidiary of the Issuer); provided that any such income so excluded may be included in such period or any later period to the extent that any such income is actually received by the Issuer or such Restricted Subsidiary in the form of dividends or similar distributions during the applicable period (or, in the case of a loss, only to the extent funded with cash from the specified Person or Restricted Subsidiary of the specified Person);

(6)                                 solely for the purpose of calculating the Builder Basket, the undistributed earnings of any Person that is a Restricted Subsidiary (other than a Guarantor) of the Issuer to the extent that the declaration or payment of dividends or similar distributions of that undistributed earnings by such Restricted Subsidiary is not at the time permitted by the terms of any agreement, instrument, contract, charter, organizational or governing document (other than with respect to Indebtedness which has been irrevocably called for redemption, repurchase or other acquisition or in respect of which the required steps have been taken to have such Indebtedness discharged) or other undertaking applicable to such Person, to which such Person is a party or by which any of its property is bound or any law, treaty, rule, regulation or determination of an arbitrator or a court of competent jurisdiction or other governmental authority, in each case, applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments received from such Restricted Subsidiary in respect of such period to the extent not already included therein; and

(7)                                 any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

“Consolidated Net Leverage Ratio” as of any date of determination means the ratio of (x)(i) the aggregate amount of Consolidated Total Indebtedness (after giving effect to all Incurrences and repayments, repurchases or other discharges of Indebtedness to occur on such date) minus (ii) unrestricted cash and Cash Equivalents of up to $75 million, in each case, of the Issuer and the Restricted Subsidiaries, as of the date of determination, to (y) Consolidated Cash Flow for the period of four consecutive fiscal quarters ending with the most recent quarter for which internal financial statements are available preceding such date of determination (the “Reference Period”);

provided that any Investments, acquisitions outside of the ordinary course of business (including the Hibernia Acquisition), asset sales outside of the ordinary course of business (including Asset Sales), mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the Reference Period or subsequent to such Reference Period and on or prior to the date of determination shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, asset sales, mergers, amalgamations, consolidations and disposed operations (and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the Reference Period. If since the beginning of such Reference Period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, asset sale, merger, amalgamation, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, asset sale, merger, amalgamation, consolidation or disposed operation had occurred at the beginning of the applicable Reference Period.

Notwithstanding anything in this definition or anything else to the contrary, when calculating Consolidated Total Assets, the Consolidated Net Leverage Ratio or the Consolidated Net Secured Leverage Ratio for purposes of Sections 4.03 and 4.06, as applicable, in each case in connection with a Limited Condition Acquisition (and the other transactions to be entered into in connection therewith, including any incurrence of Indebtedness and the use of proceeds thereof), the date of determination of such Consolidated Total Assets, ratio and of any requirement that there be no Default or Event of Default shall, at the option of the Issuer be the date the definitive agreements for such Limited Condition Acquisition are entered into and such Consolidated Total Assets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they occurred at the beginning of the Reference Period (with respect to Consolidated Cash Flow used in the ratios), as of the date of determination (with respect to Consolidated Total Indebtedness) and the end of the Reference Period (with respect to Consolidated Total Assets), and, for the avoidance of doubt, (x) if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Cash Flow of the Issuer or the target company) or if Consolidated Total Assets are reduced as a result of fluctuations in Consolidated Total Assets at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios will not be deemed to have been exceeded and such Consolidated Total Assets will not be deemed to be reduced as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition (and the other transactions to be entered into in connection therewith) is permitted under Sections 4.03 and 4.06 and (y) such ratios and Consolidated Total Assets shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, any such transaction shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of subsequently calculating any ratios (but not Consolidated Total Assets) under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition and to the extent baskets were utilized in satisfying any covenants, such baskets shall be deemed utilized, but any calculation of Consolidated Total Assets or Consolidated Cash Flow for purposes of other incurrences of Indebtedness or Liens or making of Restricted Payments (not related to such Limited Condition Acquisition) shall not reflect such Limited Condition Acquisition until it is closed.

For purposes of this definition and the definition of “Consolidated Net Secured Leverage Ratio,” whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made giving effect to Pro Forma Cost Savings.

“Consolidated Net Secured Leverage Ratio” means, as of any date of determination, the ratio of (a)(i) the aggregate amount of Consolidated Total Indebtedness that is secured by Liens (after giving effect to all Incurrences and repayments, repurchases or other discharges of Indebtedness and all Liens securing Indebtedness, in each case, to occur on such date) minus (ii) unrestricted cash and Cash Equivalents of up to $75 million, in each case, of the Issuer and the Restricted Subsidiaries, as of the date of determination, to (b) Consolidated Cash Flow for the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which internal financial statements of the Issuer and its Restricted Subsidiaries are available preceding such date of determination, in each case with such pro forma adjustments as are consistent with the adjustment provisions (including the adjustments that give pro forma effect) set forth in the definition of “Consolidated Net Leverage Ratio.”

“Consolidated Total Assets” means, as of any date of determination, the total amount of assets on the consolidated balance sheet of the Issuer and its consolidated Restricted Subsidiaries as of the end of the latest fiscal quarter for which internal financial statements are available prior to the date of determination, determined on a consolidated basis in accordance with GAAP, with such adjustments for transactions consummated after the end of such fiscal quarter and on or prior to the determination date as are consistent with the adjustment provisions (including the adjustments that give pro forma effect) set forth in the definition of “Consolidated Net Leverage Ratio.”

“Consolidated Total Indebtedness” means the sum (without duplication) of (i) all Indebtedness of the Issuer and its Restricted Subsidiaries of the type described in clauses (1) of the definition thereof, (ii) the face amount of letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder described in clause (2) of the definition of “Indebtedness” (but only to the extent that any such letter of credit has been drawn and not been reimbursed within two Business Days or cash collateralized), (iii) all Indebtedness of the Issuer and the Restricted Subsidiaries of the type described in clause (3) of the definition thereof, in each case, after giving effect to the paragraphs immediately succeeding the numbered clauses of the definition of Indebtedness, all as determined on a consolidated basis in accordance with GAAP and (iv) the aggregate amount of Designated Stock.

“Credit Facilities” means one or more debt facilities, including the Senior Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, notes, bonds, debentures receivables or inventory financing (including through the sale of receivables or inventory to lenders or to special purpose entities formed to borrow from lenders against such receivables or inventory, and including Qualified Securitization Transactions), letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities or other financing arrangements that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03) or adds borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn: GTT Communications Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Suspension Event” means, collectively, the occurrence of the events set forth in clauses (a) and (b) below:

(a)                                 the Notes have achieved an Investment Grade Rating from both of the Ratings Agencies; and

(b)                                 no Default or Event of Default has occurred and is continuing.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Acquisition Consideration” means any purchase price adjustments, earn-out, contingent or other deferred payment payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Investment permitted under this Indenture or other acquisition.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) or (e), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means non-cash consideration (valued at the Fair Market Value thereof) received by the Issuer or any Restricted Subsidiary in connection with an Asset Sale that is designated by the Company as Designated Non-cash Consideration, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration, which Cash Equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to Section 4.07.

“Designated Stock” means any Capital Stock of the Issuer or a Restricted Subsidiary that is issued for cash after the Effective Date (other than to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as “Designated Stock” pursuant to an Officer’s Certificate delivered to the Trustee within 10 Business Days of the issuance date thereof; provided that the Net Cash Proceeds of such Designated Stock shall not increase the Builder Basket or any basket in Section 4.04(b).  The amount of any Designated Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Designated Stock as if such Designated Stock were redeemed, repaid or repurchased on any date on which the amount of such Designated Stock is to be determined pursuant to this Indenture; provided that if such Designated Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Designated Stock as reflected in the most recent financial statements of such Person. For the avoidance of doubt, the issuance of Designated Stock is an Incurrence of Indebtedness and must comply with Section 4.03.

“Disqualified Stock” means any Equity Interests that (i) by its terms, (ii) by the terms of any security into which it is convertible or for which it is exchangeable, or (iii) by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed, or is redeemable at the option of the holder thereof, in any such case on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to purchase such Equity Interests upon the occurrence of a change of control, fundamental change or an asset sale will not constitute Disqualified Stock if the “asset sale,” “fundamental change” or “change of control” provisions applicable to such Equity Interests are no more favorable to the holders of such Equity Interests than Sections 4.07 and 4.09 and are subject to compliance by the relevant Person with Section 4.04; provided that if such Equity Interests are issued to any plan for the benefit of directors, managers, employees, officers or consultants of the Issuer or its Subsidiaries or by any such plan to such directors, managers, employees, officers or consultants, such Equity Interests will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Effective Date” means the Escrow Release Date.

“Eligible Escrow Investments” means (i) certificates of deposit, time or demand deposits and dollar time deposits maturing not later than the earlier of (x) three months from the date of acquisition and (y) the Special Mandatory Redemption Date, and overnight bank deposits; and (ii) money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” by S&P and “Aaa” if rated by Moody’s, including any such investment for which the Escrow Agent or its affiliates serves as the investment manager, administrator, shareholder servicing agent and/or custodian.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock); provided that Permitted Convertible Indebtedness Call Transactions shall not constitute Equity Interests.

“Equity Offering” means any public sale or private placement of Equity Interests (other than Disqualified Stock) of the Issuer (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer) to any Person other than any Subsidiary thereof.

“Escrow Account” means a segregated account, under the sole control of the Trustee, that includes only cash and Eligible Escrow Investments, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for the benefit of the Holders of the Notes.

“Escrow Agent” means Wilmington Trust, National Association, in its capacity as escrow agent.

“Escrow Agreement” means the escrow agreement, dated as of the date hereof, by and among the Escrow Issuer, the Escrow Agent, the Trustee and the Company.

“Escrow Release Date Supplemental Indenture” means the supplemental indenture to this Indenture, dated as of the Escrow Release Date, by and among the Company, the Guarantors and the Trustee, substantially in the form of Exhibit E attached hereto.

“Escrow Issuer” means GTT Escrow Corporation, a Delaware corporation.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Issuer and the Restricted Subsidiaries (other than Indebtedness under the Credit Facilities or under the Notes and the related Note Guarantees) in existence on the Effective Date.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized or existing under the laws of the United States, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in the opinions and pronouncements of the Public Company Accounting Oversight Board, and in the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(j).

“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means

(1)                                 the Initial Guarantors; and

(2)                                 any other subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and, their respective successors and assigns, in each case, until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement. For the avoidance of doubt, any Permitted Equity Derivatives will not constitute a Hedging Obligation.

“Hibernia Acquisition” means the acquisition under the Hibernia Acquisition Agreement.

“Hibernia Acquisition Agreement” means that certain Share Hibernia Acquisition Agreement, dated November 8, 2016, among Hibernia NGS Limited, the Sellers (as defined therein), the seller representative and the Company (as amended, restated, supplemented, or otherwise modified in accordance with the terms thereof).

“Holder” means a Person in whose name a Note is registered.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

Solely for purposes of determining compliance with Section 4.03, the following shall not be deemed to be the Incurrence of Indebtedness:

(1)                                 amortization of debt discount or the accretion of principal with respect to debt issued at a discount to par;

(2)                                 changes in the fair value of Indebtedness (including the valuation of any Permitted Convertible Indebtedness attributable to movement in the mark-to-market valuation thereof);

(3)                                 the accrual and capitalization of interest;

(4)                                 the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(5)                                 the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption, making of a mandatory offer to purchase such Indebtedness or any other prepayment thereof.

In addition, the Issuer may, at its option, elect to treat all or any portion of the commitment under any Indebtedness (including with respect to any revolving loan commitment) as being Incurred at the time of such commitment, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed to be an Incurrence at such subsequent time.

“Indebtedness” means, with respect to any specified Person (without duplication):

(1)                                 the principal (or, with respect to such Indebtedness issued with original issue discount, the accreted value) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)                                 all obligations of such Person in respect of bankers’ acceptances, letters of credit or similar instruments (or reimbursement obligations in respect thereof) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (3) and (4) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later the 30th day following payment on the letter of credit);

(3)                                 all Capital Lease Obligations of such Person;

(4)                                 the principal component of all obligations of such Person issued or assumed as the deferred purchase price of capital assets or services due more than one year after such capital asset or services is acquired (but excluding any balance that constitutes an accrued expense and any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(5)                                 to the extent not otherwise included in this definition, all net obligations under Hedging Obligations of such Person;

(6)                                 the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends), and the amount of any Designated Stock (to the extent not included in the foregoing);

(7)                                 all obligations of the type referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8)                                 all obligations of the type referred to in clauses (1) through (7) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured, with respect to clauses (1), (3), (4) and (5) above, if and to the extent any of the preceding items would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP; provided that (i) Indebtedness shall not include (A) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits or any deferred obligations incurred under ERISA, (B) Deferred Acquisition Consideration, (C) non-compete or consulting obligations incurred in connection with Investments not prohibited by this Indenture, (D) obligations under Currency Agreement or Commodity Price Protection Agreement or any other similar agreement or arrangement, (E) deemed Indebtedness pursuant to Accounting Standards Codification 825 or 480 (formerly SFAS Nos. 133 or 150, respectively), (F) installment payments or the deferred purchase price of property or services to the extent payable at the option of such Person in Equity Interests (other than Disqualified Stock) of the Issuer, (G) any obligations to pay any additional purchase price in the form of a working capital adjustment or similar adjustment under the Hibernia Acquisition Agreement or in respect of any Investment not prohibited by this Indenture, (H) Sale and Leaseback Transactions, (I) notes or loans if (and so long as) all of the proceeds of such notes or loans are held in escrow pursuant to customary escrow arrangements pending the release thereof, and (J) notes that have been discharged or legally defeased under any indenture pursuant to customary discharge or defeasance provisions; and (ii) the amount of any Limited Recourse Indebtedness of any Person shall be equal to the lesser of the balance thereof and the Fair Market Value of any assets of such Person securing such Indebtedness or to which such Indebtedness is otherwise recourse.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided that in the case of Indebtedness issued with original issue discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means the Subsidiaries listed on the signature pages of Exhibit E as “Guaranteeing Subsidiaries.”

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc.

“Interest Payment Date” means June 30 and December 31 of each year, commencing June 30, 2017.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or an equivalent rating by another Rating Agency.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investments” in any Person means all direct or indirect investments in such Person in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third party will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third party in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third party unless such Investment in such third party was not made in anticipation or contemplation of the Investment by the Issuer or such Restricted Subsidiary and such third party Investment is incidental to the primary business of such Person in whom the Issuer or such Restricted Subsidiary is making such Investment. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) any dividend, distribution, interest payment, return of capital, repayment or other payment or disposition thereof (valued at its Fair Market Value at the time of such sale) or (y) any cancellation of any Investment in the form of a Guarantee without payment therefor by such guarantor, in each case, not to exceed the original amount, or Fair Market Value, of such Investment. For the avoidance of doubt, Permitted Equity Derivatives and acquisitions of or licenses for intellectual property or tangible assets used or useful in a Permitted Business do not constitute Investments.

“Issue Date” means December 22, 2016, the date on which the Notes are first issued under this Indenture.

“Issuer” refers to (i) prior to the Escrow Release Date, the Escrow Issuer and (ii) on or after the Escrow Release Date, the Company.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Limited Condition Acquisition” means any acquisition, including by means of a merger, amalgamation or consolidation, by the Issuer or one or more Restricted Subsidiaries, the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third party financing.

“Limited Recourse Indebtedness” means with respect to any Person, Indebtedness to the extent: (i) such Person (A) provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is not directly or indirectly liable as a guarantor or otherwise or (C) does not constitute the lender; and (ii) no default with respect thereto would permit upon notice, lapse of time or both any holder of any other Indebtedness of such Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Available Cash” from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)                                 all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes paid or, reasonably estimated to be payable, as a consequence of such Asset Sale (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution, contribution or other transfer of such proceeds to the Issuer and after taking into account any available tax credits or deductions and any tax sharing agreements);

(2)                                 all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(3)                                 all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale;

(4)                                 the amount of any reserves established to fund contingent liabilities reasonably estimated by the Company to be payable in respect of such Asset Sale; and

(5)                                 any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Issuer or any Restricted Subsidiary (subject to any reserves established in respect thereof).

“Net Cash Proceeds” means with respect to a transaction, the proceeds of such transaction in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred or reserved in good faith for post-closing adjustments in connection with such transaction and net of taxes paid or reasonably estimated to be payable as a result thereof.

“Non-Guarantor Restricted Subsidiary” means a Restricted Subsidiary that is not a Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” means any Note authenticated and delivered under this Indenture including Initial Notes and any Additional Notes.

“Obligations” with respect to any Indebtedness means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness.

“Offer to Purchase” means a Change of Control Offer or an Asset Sale Offer

“Offering Circular” means the offering circular, dated December 8, 2016, relating to the sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, General Counsel, any Vice President and any Assistant Vice President of such Person or such other officer of such Person as is authorized in writing to act on behalf of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel that is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Issuer).

“Pari Passu Debt” means (a) any Indebtedness of the Issuer that ranks equally in right of payment with the Notes or (b) any Indebtedness of a Guarantor that ranks equally in right of payment with such Guarantor’s Note Guarantee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment Date” has the meaning set forth in Section 3.10.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Issuer purchased by the Issuer or any of its Subsidiaries in connection with an Incurrence of Permitted Convertible Indebtedness, and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date, plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the Net Cash Proceeds from the Incurrence of the related Permitted Convertible Indebtedness.

“Permitted Business” means the businesses, and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business, engaged in by the Issuer and its Subsidiaries or Hibernia NGS Limited and its Subsidiaries in each case as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Convertible Indebtedness” means Indebtedness of the Issuer or any of the Restricted Subsidiaries (which may be Guaranteed by the Guarantors) permitted to be Incurred pursuant to Section 4.03 that is (1) convertible into, or exchangeable for, Capital Stock (other than Disqualified Stock) of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) and/or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for Capital Stock (other than Disqualified Stock) of the Issuer and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Equity Derivatives” means (a) any forward purchase, accelerated share purchase or other equity derivative transactions relating to the equity securities of the Issuer entered into by the Issuer or any Restricted Subsidiary; provided that any Restricted Payment made in connection with such transaction is permitted pursuant to Section 4.04 and (b) any Permitted Convertible Indebtedness Call Transactions.

“Permitted Investments” means:

(1)                                 any Investment in the Issuer or in a Restricted Subsidiary;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from (a) an Asset Sale that was made pursuant to and in compliance with Section 4.07 or (b) a Transfer of assets or property not constituting an Asset Sale;

(5)                                 Investments represented by Permitted Bond Hedge Transactions and Hedging Obligations;

(6)                                 advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(7)                                 commission, payroll, travel and similar advances to officers, directors, consultants, managers and employees of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(8)                                 Investments by the Issuer or any Restricted Subsidiary in an aggregate amount at the time of such Investment not to exceed, at any one time outstanding, the greater of (x) $75 million and (y) 5.0% of Consolidated Total Assets;

(9)                                 (a) lease, utility and other similar deposits in the ordinary course of business and other deposits constituting Permitted Liens, (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business or (c) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(10)                          Investments existing on, or made pursuant to binding commitments existing on, the Effective Date and any Investment consisting of an extension, modification, replacement or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Effective Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(11)                          any Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(12)                          any Investments received in settlement, satisfaction, compromise or resolution of (i) obligations owed to the Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) judgments, foreclosure of Liens, settlement of Indebtedness, litigation, arbitration or other disputes;

(13)                          any Investments by the Issuer or any Restricted Subsidiary in a Securitization Special Purpose Entity or any Investment by a Securitization Special Purpose Entity in any other Person, in each case, in connection with a Qualified Securitization Transaction;

(14)                          loans or advances, and guarantees of such loans and advances, to officers, directors consultants, employees, customers and suppliers of the Issuer or any of its Subsidiaries in the ordinary course of business in the aggregate amount outstanding at any one time not to exceed $5.0 million;

(15)                          any guarantees of operating leases or of other obligations that do not constitute Indebtedness entered into in the ordinary course of business or consistent with past practice;

(16)                          Investments in the ordinary course of business in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties;

(17)                          receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(18)                          Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(19)                          Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition; and

(20)                          other Investments in any Unrestricted Subsidiary or joint venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed the greater of (x) $20 million and (y) 1.25% of Consolidated Total Assets.

“Permitted Liens” means:

(1)                                 Liens (a) to secure Indebtedness Incurred under Section 4.03(b)(1) (including Liens securing Indebtedness under the Credit Facilities Incurred under such clause), (b) to secure Obligations with regard to Treasury Management Arrangements or (c) on the assets of a Securitization Special Purpose Entity existing under or by reason of Indebtedness or other contractual requirements of such Securitization Special Purpose Entity or any Standard Securitization Undertaking;

(2)                                 Liens in favor of the Issuer or any Restricted Subsidiary;

(3)                                 Liens on property or Equity Interests of another Person existing at the time such other Person becomes a Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Issuer;

(4)                                 Liens on property of a Person existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

(5)                                 Liens on Equity Interests of Unrestricted Subsidiaries;

(6)                                 Liens existing as of the Issue Date and granted by Subsidiaries of Hibernia NGS Limited in favor of Microsoft Ireland Operations Limited to secure certain obligations of such Subsidiaries pursuant to agreements related to indefeasible rights of use and operations, maintenance and colocation services;

(7)                                 Liens existing on the Effective Date (other than any Liens securing Indebtedness Incurred under Section 4.03(b)(1));

(8)                                 Liens securing Permitted Refinancing Indebtedness, as a whole or part, of any Indebtedness secured by a Lien referred to in clauses (3), (4), (6) or (7) above; provided that such Liens do not extend to any property or assets other than the property and assets that secured or, under the written agreements pursuant to which the original Liens arose, could secure the Refinanced Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof);

(9)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the definition of “Permitted Indebtedness” covering only the assets acquired with or financed by such Indebtedness; provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(10)                          Liens (a) securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture or (b) securing letters of credit that support such Hedging Obligations;

(11)                          Liens to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business (including Liens to secure letters of credit or similar instruments issued to assure payment or performance of such obligations);

(12)                          Liens on securities that are the subject of repurchase agreements permitted under this Indenture;

(13)                          Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (a) incurred in the ordinary course of business or (b) for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings;

(14)                          Liens created for the benefit of or to secure all of the Notes or the Note Guarantee by any Guarantor;

(15)                          Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers;

(16)                          Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(17)                          survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of- way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(18)                          (a) Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired, and Liens on litigation proceeds securing obligations to pay expenses incurred in connection with such litigation and (b) Liens arising from judgments, decrees, attachments or awards that do not constitute an Event of Default under Section 6.01(a)(5);

(19)                          Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(20)                          Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Restricted Subsidiary on deposit with or in possession of such bank;

(21)                          any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(22)                          Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and with respect to which adequate reserves have been established in accordance with, and to the extent required by, applicable accounting standards;

(23)                          Liens on equipment or inventory of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s supplier at which such equipment or inventory is located;

(24)                          Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments and other precautionary UCC financing statements or similar filings;

(25)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture, minority investment or similar arrangement pursuant to any joint venture, shareholder, investor rights or similar agreement;

(26)                          Liens (a) solely on any deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted under this Indenture or (b) consisting of an agreement to dispose of any property permitted to be sold pursuant to Section 4.07;

(27)                          leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Issuer and the Restricted Subsidiaries and which do not secure any Indebtedness;

(28)                          ground leases in respect of real property on which facilities owned or leased by the Issuer or any Restricted Subsidiary is located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Issuer or any Restricted Subsidiary;

(29)                          Liens on any assets held by a trustee (i) under any indenture or other debt instrument where the proceeds of the securities issued thereunder are held in escrow pursuant to customary escrow arrangements pending the release thereof, and (ii) under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(30)                          Liens to secure contractual payments (contingent or otherwise) payable by the Company or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets;

(31)                          Liens of franchisors in the ordinary course of business not securing Indebtedness;

(32)                          Liens on assets of Non-Guarantor Restricted Subsidiaries securing Indebtedness of such Non-Guarantor Restricted Subsidiaries permitted to be incurred under Section 4.03;

(33)                          Liens incidental to the conduct of the Issuer’s or such Restricted Subsidiary’s business or the ownership of its property and assets not securing any Indebtedness and which do not in the aggregate materially detract from the value of the Issuer’s or such Restricted Subsidiary’s (as the case may be) assets or materially impair the use thereof in the operation of its business;

(34)                          in the case of any Restricted Subsidiary organized under the laws of Canada or any province or territory thereof or any property located in Canada (A) reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grants of real or immovable property, or interests therein, that do not materially affect the use of the affected land for the purpose for which it is used by such Restricted Subsidiary, (B) the right reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit acquired by such Restricted Subsidiary or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof and (C) security given to a public utility or any governmental authority when required by such utility or authority in connection with the operations of such Restricted Subsidiary in the ordinary course of its business;

(35)                          Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods or (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business;

(36)                          Liens consisting of non-exclusive licenses of intellectual property in the ordinary course of business;

(37)                          Liens of (i) a collection bank arising under Section 4-210 of the Uniform Commercial Code (or any analogous statutory provision of applicable foreign law) on items in the course of collection and which arise from general banking conditions (algemene bankvoorwaarden), (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institutions general terms and conditions;

(38)                          Liens that are contractual rights of setoff or rights of pledge (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(39)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary (as purchaser or consignee) not prohibited by this Indenture;

(40)                          rights of access, licenses, step-in rights, leases and inspection rights granted to customers in the ordinary course of business;

(41)                          rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC;

(42)                          inchoate Liens that arise by operation of law;

(43)                          Liens on assets of the Issuer or any Guarantor securing Indebtedness (including under Credit Facilities) and related Obligations of the Issuer or such Guarantor (including, without limitation, the Incurrence by the Issuer and the Guarantors of Guarantees thereof); provided that, as of the date of Incurrence of such Indebtedness, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Net Secured Leverage Ratio of the Issuer and the Restricted Subsidiaries would be positive and not greater than 3.75 to 1.00; and

(44)                          other Liens securing obligations in an aggregate amount not to exceed the greater of (i) $75.0 million and (ii) 5.0% of Consolidated Total Assets.

For the avoidance of doubt, the inclusion of any specific Lien in the definition of “Permitted Liens” shall not give rise to any implication that the obligations secured by such Lien constitute Indebtedness.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuer may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Issuer may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Refinancing Indebtedness” means any Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary, including Indebtedness that Refinances Refinanced Indebtedness; provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus accrued interest and premium (including tender premium) thereon, any committed amounts associated with (if the Issuer elected to have such commitment deemed to be Incurred at the time of the commitment in accordance with the last paragraph of the definition of “Incur”), original issue discount on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such Refinancing);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;

(3)                                 if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms not materially less favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced; and

(4)                                 no Permitted Refinancing Indebtedness shall have any obligor that (a) was not an obligor in respect of the Indebtedness being Refinanced or (b) is not the Issuer or a Guarantor.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Issuer purchased or sold by the Issuer or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by the Issuer or a Restricted Subsidiary of property, including additions and improvements thereto; provided that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such property by the Issuer or such Restricted Subsidiary.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or such Restricted Subsidiary may sell, convey, grant a security interest in or otherwise transfer to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity may sell, convey, grant a security interest in or otherwise transfer to any other Person, any Securitization Program Assets (whether now existing or arising in the future).

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables” means any indebtedness and other obligations owed to the Issuer, any of its Restricted Subsidiaries or any Securitization Special Purpose Entity or any right of a Securitization Special Purpose Entity or any of the Issuer or any of its Restricted Subsidiaries to payment from or on behalf of a purchaser of goods (or other obligor obligated to make payments pursuant to the contract relating to such Receivable) from any of the Issuer, any of its Restricted Subsidiaries or any Securitization Special Purpose Entity or any right to reimbursement for funds paid or advanced by a Securitization Special Purpose Entity on behalf of a purchaser of goods (or other obligor obligated to make payments pursuant to the contract relating to such Receivable) from any of the Issuer, any of its Restricted Subsidiaries or Securitization Special Purpose Entity, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, however arising (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto (it being understood that indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, including successively. “Refinanced” and “Refinancing” shall have correlative meanings.

“Record Date” for the interest payable on any applicable Interest Payment Date means the June 15 or December 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption pursuant to this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A, bearing the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) to be placed on the Regulation S Temporary Global Note.

“Replacement Assets” means (1) assets that will be useful in the business of the Issuer or any Restricted Subsidiary, (2) substantially all the assets of a Permitted Business or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment that is not a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries), and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Securitization Program Assets” means, with respect to any Receivable, (a) all of a Securitization Special Purpose Entity’s, the Issuer’s and any Restricted Subsidiary’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable; (b) all instruments and chattel paper that may evidence such Receivable (and do not evidence any asset that is not a Receivable); (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto; (d) solely to the extent applicable to such Receivable, the rights, interests and claims under the contracts and all guarantees, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the contract related to such Receivable or otherwise; (e) all of a Securitization Special Purpose Entity’s rights, interests and claims under the documents and agreements evidencing or relating to or otherwise governing a Qualified Securitization Transaction; and (f) all collections and other proceeds and products of any of the foregoing, as defined in the UCC, that are or were received by the Issuer, a Restricted Subsidiary or Securitization Special Purpose Entity, including, without limitation, all funds which either are received by the Issuer, a Restricted Subsidiary or Securitization Special Purpose Entity from or on behalf of the obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of the above Receivables or are applied to such amounts owed by the obligors (including, without limitation, any insurance payments that the Issuer, a Restricted Subsidiary or Securitization Special Purpose Entity applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the obligors in respect of the above Receivables or any other parties directly or indirectly liable for payment of any such Receivables, and all books and records of any of the Issuer, the Restricted Subsidiaries and Securitization Special Purpose Entity to the extent related to any of the Securitization Program Assets.

“Securitization Special Purpose Entity” means a Person (including, without limitation, a Restricted Subsidiary) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities and holds no assets other than those incidental to such Qualified Securitization Transaction.

“Senior Credit Agreement” means the credit agreement to be entered into as of the Effective Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and KeyBank National Association, as administrative agent and collateral agent, and the other agents and other parties thereto, including, in each case, any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, exchanges or refinancings thereof (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, exchange or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, exchange or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.03).

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act as such regulation is in effect on the Effective Date; provided that, in the case of a Restricted Subsidiary that meets the criteria of clause (3) of such definition but not clause (1) or (2) thereof, such Restricted Subsidiary shall be deemed not to be a Significant Subsidiary unless the Subsidiary’s income (or loss) from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds the greater of $15.0 million and 1.0% of Consolidated Total Assets.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by the Issuer or any Subsidiary (other than a Securitization Special Purpose Entity) which are customary in connection with any Qualified Securitization Transaction.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such installment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Equity Interests of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof. Unless otherwise expressly provided, all references herein to “Subsidiary” shall mean a Subsidiary of the Issuer.

“Suspended Covenants” means, collectively, those covenants set forth in Sections 4.03, 4.04, 4.05, 4.07, clauses (1)(a) and (3) of Section 4.10, Section 4.11 and Section 5.01(a)(3).

“Transactions” means the Hibernia Acquisition, the issuance of common stock by the Issuer pursuant to the Hibernia Acquisition Agreement, the issuance of the Notes in the offering contemplated by the Offering Circular and the use of proceeds therefrom to finance in part the Hibernia Acquisition, the entering into and performance under the Escrow Agreement, the refinancing of certain existing indebtedness of the Issuer and Hibernia NGS Limited in connection with the Hibernia Acquisition, the entering into and initial borrowings under the Senior Credit Agreement and the payment of fees and expenses in connection with the foregoing.

“Transfer Agent” means the Person specified in Section 2.03 as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes for transfer or exchange pursuant to this Indenture.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, netting services, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services and other cash management services.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) (or, if such Statistical Release is no longer published, any publicly available source for similar market data) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or in the case of a defeasance or satisfaction and discharge, as of the date that redemption funds are deposited with the Trustee)) most nearly equal to the then-remaining term of the Notes to December 31, 2019; provided that if the then-remaining term of the Notes from the redemption date to December 31, 2019, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then-remaining term of the Notes to December 31, 2019, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Triggering Indebtedness” means Indebtedness of the Issuer or any Guarantor that is (i) the Senior Credit Agreement or (ii) any other Indebtedness of the Issuer or any Guarantor that is a Credit Facility that has an outstanding principal amount or committed amount of at least $40.0 million.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with Section 7.08 and thereafter means the successor serving hereunder.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.12 and (ii) any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

Section 1.02                             Other Definitions.

Term	Defined in Section
“Advance Offer”	4.07
“Advance Portion”	4.07
“Affiliate Transaction”	4.05
“Applicable Law”	12.16
“Asset Sale Offer”	4.07
“Authentication Order”	2.02
“Builder Basket”	4.04
“Change of Control Offer”	4.09
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Escrow Release Date”	3.09
“Escrow Termination Date”	3.09
“Excess Proceeds”	4.07
“Excess Proceeds Threshold”	4.07
“Extended Outside Date”	3.09
“Extension Election”	3.09
“Initial Default”	6.01
“Initial Lien”	4.06
“Legal Defeasance”	8.02
“Note Register”	2.03
“Outside Date”	3.09
“parent entity”	4.15
“Paying Agent”	2.03
“Payment Date”	3.10
“Payment Default”	6.01
“Permitted Indebtedness”	4.03
“Pro Forma Cost Savings”	1.01
“Reference Period”	1.01
“Registrar”	2.03
“Restricted Payment”	4.04
“Reversion Date”	4.17
“Revocation”	4.12
“Securities Act”	2.06

Term	Defined in Section
“Special Mandatory Redemption”	3.09
“Special Mandatory Redemption Date”	3.09
“Suspension Period”	4.17
“Transfer”	1.01

Section 1.03                             [Reserved].

Section 1.04                             Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  “will” shall be interpreted to express a command;

(f)                                   provisions apply to successive events and transactions;

(g)                                  references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(h)                                 unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i)                                     the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and

(j)                                    “including” means “including without limitation.”

Section 1.05                             Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)                                   Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.

(g)                                  Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h)                                 The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2
THE NOTES

Section 2.01                             Form and Dating; Terms.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issued in fully registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the

“Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will, at the written direction of the Company, cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(c)                                  Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an offer as provided in Section 4.07 or a Change of Control Offer as provided in Section 4.09.  The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time after the Effective Date by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.03; provided further that unless such Additional Notes are issued under a separate CUSIP, such Additional Notes will be fungible with the Initial Notes for U.S. federal income tax purposes.  The Initial Notes and any Additional Notes shall be identical other than the issuance dates, offering price, transfer restrictions and, if applicable, the date from which interest shall accrue.  Except as set forth in Article 9 of this Indenture, the Initial Notes and any Additional Notes subsequently issued under this Indenture after the Effective Date will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.

(d)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, and, in each case, the successors thereto, shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                             Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of the Issuer’s order (an “Authentication Order”), authenticate and deliver the Initial Notes.  In addition, at any time after the Effective Date, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes.  Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03                             Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), including an office or agency for such purposes, which shall initially be the Corporate Trust Office of the Trustee.  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and any presentation may be made at the Corporate Trust Office of the Trustee.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Trustee to act as Custodian with respect to the Global Notes.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee, in writing, of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                             Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in each case, the Issuer fails to appoint a successor Depositary, (ii) the Issuer at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes or (iii) the Depositary determines to do so when an Event of Default has occurred and is continuing.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) or (e).  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) and (j).

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)               All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; provided that such order will not be effective unless at least one of the events described in Section 2.06(a)(i), (ii) and (iii) has occurred and is continuing at the time such order is so given and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903; provided, further, that in no event shall a beneficial interest in an Unrestricted Global Note be credited, or an Unrestricted Definitive Note be issued, to a Person who is an affiliate (as defined in Rule 144) of the Issuer.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)                               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and the Regulation S Temporary Global Note Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(ii)                               Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)                                Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and if:

(A)                               the Registrar receives the following:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)                               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof,

(G)                               if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note and, in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)                               Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               the Registrar receives the following:

(1)                                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)                                 if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)                               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                                Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               the Registrar receives the following:

(1)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)                                 if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)                               such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   [Reserved].

(g)                                  Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)                                     Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE), OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR A SUBSIDIARY OF THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (j) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)                               Regulation S Temporary Global Note Legend.  Each temporary Note that is a Global Note issued pursuant to Regulation S shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction.  If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)                                  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer and Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.07, 4.09 and 9.05).

(iii)                               Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                             The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes for redemption under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)                               Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 2.03, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)                               At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of this Section 2.06.

(ix)                                     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(x)                                         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

(j)                                    Automatic Exchange from Restricted Global Note to Unrestricted Global Note.  At the option of the Issuer and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note.  In order to effect such exchange, the Issuer shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged.  As a condition to any such exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Issuer and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act and the terms and conditions of this Indenture.  The Issuer may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel.  Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred.  Following any such transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.

Section 2.07                             Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and/or the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                             Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer or a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10                             Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form set forth in Exhibit A hereto but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11                             Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall, at the written direction of the Issuer, cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                             Defaulted Interest.

If the Issuer defaults in a payment of interest or principal on the Notes (regardless of any grace period provided in Section 6.01(a)), to the extent lawful, interest shall accrue on such overdue principal and interest at the then applicable interest rate.  Such default interest shall be payable to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Issuer shall promptly notify the Trustee of such special record date.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall deliver electronically or mail, or cause to be delivered electronically or mailed, first-class postage prepaid, to each Holder a notice (which shall be prepared by the Issuer) at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13                             CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3
REDEMPTION AND OFFERS TO PURCHASE

Section 3.01                             Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, no later than the time that the notice of redemption is required to be transmitted or caused to be transmitted to Holders pursuant to Section 3.03, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) and if determinable at such time, the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) and if determinable at such time, the redemption price.

Section 3.02                             Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected in accordance with the applicable procedures of DTC, or if the Notes are not held through DTC or DTC prescribes no method of selection, on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption.

Notes redeemed in part shall be redeemed only in integral multiples of $1,000, and no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03                             Notice of Redemption.

The Issuer shall deliver electronically or mail, or cause to be delivered electronically or mailed, by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed (with a copy to the Trustee) at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance or satisfaction and discharge pursuant to Article 8 or Article 11.  Notices of redemption may be conditioned upon one or more conditions precedent.

The notice shall identify the Notes to be redeemed (including CUSIP and/or ISIN numbers) and shall state:

(a)                                 the Redemption Date; provided that if redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, (i) in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied and/or (ii) such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date or the Redemption Date so delayed;

(b)                                 the redemption price (or manner of calculation if not then known);

(c)                                  if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(f)                                   that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(g)                                  the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the name of the Issuer and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 5 Business Days before notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and a copy of the notice containing the information required in the preceding paragraph.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, except that if such redemption is subject to the satisfaction of one or more conditions precedent as specified in the notice of redemption, the Notes shall become due and payable on the Redemption Date only if such conditions precedent are satisfied.  The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Section 3.05                             Deposit of Redemption or Purchase Price.

Prior to 11:00 a.m. (New York City time) on a Redemption Date or Payment Date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the applicable redemption price or purchase price, as applicable, of all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the applicable redemption price or purchase price, as applicable, of all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or Payment Date, as applicable, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the Redemption Date or Payment Date, as applicable, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or Payment Date, as applicable, until such principal is paid and, to the extent lawful, on any interest accrued to the Redemption Date or Payment Date, as applicable, not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06          Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07          Optional Redemption.

(a)           At any time prior to December 31, 2019, the Issuer may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)           On or after December 31, 2019, the Issuer may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on December 31 of the years indicated below:

Year	Redemption Price
2019	105.906%
2020	103.938%
2021	101.969%
2022 and thereafter	100.000%

(c)           At any time prior to December 31, 2019, the Issuer may redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:

(1)           at least 60% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer or any of its Affiliates); and

(2)           the redemption must occur within 120 days of the date of the closing of such Equity Offering.

(d)           In addition to the Issuer’s redemption rights described in clauses (a), (b) and (c) of this Section 3.07, the Issuer may redeem Notes under the circumstance described in, and in accordance with, Section 4.09(c).

Section 3.08          Mandatory Redemption.

Except as set forth in Section 3.09, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.  However, under certain circumstances, the Issuer may be required to offer to purchase the Notes as set forth in Sections 4.07, 4.09 and 5.01.

Section 3.09          Special Mandatory Redemption.

(a)           If on or prior to the applicable Outside Date (as defined below), the Escrow Release Conditions (as defined in the Escrow Agreement) are satisfied, the Escrow Agent shall release the Escrowed Property (as defined in the Escrow Agreement) (including investment earnings when available) to or at the written order of the Escrow Issuer in accordance with the Escrow Agreement (the date of such release, the “Escrow Release Date”).

(b)           If (i) the Escrow Release Conditions are not satisfied on or prior to the applicable Outside Date or (ii) the Escrow Issuer shall notify the Escrow Agent in writing that (A) the Company will not pursue the consummation of the Hibernia Acquisition or (B) the Hibernia Acquisition Agreement shall have been validly terminated (which notice the Escrow Issuer shall be required to deliver if it determines in its sole judgment that such valid termination has occurred), then the Escrow Agreement provides that the Escrow Agent shall, without the requirement of notice to or action by the Escrow Issuer, the Trustee or any other Person, liquidate and release all of the Escrowed Property (including investment earnings thereon and proceeds thereof) to the Trustee (the “Escrow Termination Date”).  If the Escrow Termination Date occurs, the Trustee shall, without further notice or action from the Escrow Agent or the Escrow Issuer, apply the Escrowed Property to redeem all of the Notes (the “Special Mandatory Redemption”) on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

(c)           The Escrow Issuer shall cause a notice of Special Mandatory Redemption to be delivered to the Escrow Agent, the Trustee and the Holders of the Notes no later than the next Business Day following the earlier to occur of (x) the Escrow Termination Date and (y) the applicable Outside Date, which shall provide for the redemption of the Notes on the third Business Day following the earlier to occur of (x) the Escrow Termination Date and (y) the applicable Outside Date, as may be extended to comply with applicable DTC procedures (the “Special Mandatory Redemption Date”).  The Trustee shall pay to the Escrow Issuer any Escrowed Property remaining after redemption of the Notes and payment of fees and expenses of the Trustee and Escrow Agent.

(d)           The “Outside Date” will initially be the date which is two months after the Issue Date, and may be extended from time to time, but no more than two times, as follows:

(i)            The Escrow Issuer may, by written notice to the Trustee and the Escrow Agent (an “Extension Election”) delivered not later than two Business Days prior to the applicable Outside Date, make an election to extend the applicable Outside Date to a date (an “Extended Outside Date”) specified by the Escrow Issuer, so long as, concurrently with the provision of such notice, the Escrow Issuer deposits an amount (either in cash or Eligible Escrow Investments) sufficient (as determined solely by the Escrow Issuer), when taken together with the amount of Escrowed Property then on deposit in the Escrow Account, to pay an amount equal to 100% of the aggregate principal amount of the Notes, plus all accrued and unpaid interest, if any, on the Notes through the extended Special Mandatory Redemption Date; and

(ii)           The Extended Outside Date shall be, in the case of either the first or the second Extension Election, a date specified by the Issuer that is a Business Day and is not later than May 5, 2017.

Section 3.10          Offers to Purchase.

(a)           To commence an Offer to Purchase, the Issuer shall deliver a notice to the Trustee and each Holder stating:

(1)           the provision of this Indenture pursuant to which such Offer to Purchase is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)           the purchase price and the date of purchase, which shall be a Business Day no earlier than 20 Business Days and no later than 45 Business Days from the date of notice (the “Payment Date”); provided that if a Change of Control Offer is made in advance of a Change of Control, or conditioned upon the consummation of such Change of Control to the extent permitted by Section 4.09 hereof, such notice shall state that (i) the Payment Date may be delayed until such time as the Change of Control occurs and/or any or all such conditions shall be satisfied and/or (ii) such Payment Date may not occur and such notice may be rescinded in the event that the Change of Control does not occur and/or any or all such conditions shall not have been satisfied by the Payment Date or the Payment Date so delayed;

(3)           that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)           that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)           that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the completed form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(b)           On the Payment Date, the Issuer shall (a) accept for payment on a pro rata basis Notes or portions thereof (and, in the case of an Asset Sale Offer, any other Pari Passu Debt included in such Offer to Purchase) tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuer.  The Paying Agent shall promptly deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.

ARTICLE 4
COVENANTS

Section 4.01          Payment of Principal, Premium and Interest.

The Issuer shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

Section 4.02          Existence.

Subject to Section 5.01, each of the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate or otherwise) and related rights and franchises (charter and statutory); provided, however, that the Company and the Guarantors shall not be required to preserve any such right or franchise or the existence (corporate or otherwise) if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 4.03          Limitation on Indebtedness.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may Incur Indebtedness, if , after giving effect to the

Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Net Leverage Ratio would be positive and not greater than 6.00 to 1.00.

(b)           Section 4.03(a) will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)           the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under the Credit Facilities (including, without limitation, the Incurrence by the Issuer and the Guarantors of Guarantees thereof) in an aggregate amount at any time outstanding pursuant to this clause (1) not to exceed the greater of (x) $925 million and (y) 60% of Consolidated Total Assets;

(2)           the Incurrence of Existing Indebtedness;

(3)           the Incurrence by the Issuer and the Guarantors of the Notes issued on the Issue Date and the Note Guarantees;

(4)           the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, whether through the direct acquisition of such assets or the acquisition of Equity Interest of any Person owning such assets (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement), in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (i) $40 million and (ii) 2.50% of the Consolidated Total Assets;

(5)           the Incurrence by the Issuer or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the Net Cash Proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be Incurred under the Section 4.03(a) or Section 4.03(b)(2), (3), (5) or (22);

(6)           the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness owing to and held by the Issuer or any Restricted Subsidiary; provided that:

(A)          if the Issuer or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Non-Guarantor Restricted Subsidiary, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)          any event that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary (except for any pledge of such Indebtedness constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness) will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the Guarantee by (a) the Issuer or any Guarantor of Indebtedness of the Issuer or a Restricted Subsidiary or (b) any Non-Guarantor Restricted Subsidiary of Indebtedness of another Non-Guarantor Restricted Subsidiary, in each case, so long as such Indebtedness was permitted to be Incurred by another provision of this Section 4.03;

(8)           the Incurrence by the Issuer or any Restricted Subsidiary of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(9)           the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from agreements providing for indemnification, holdback, earnout, adjustment of purchase price, working capital adjustments or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary, so long as the amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary in connection with such disposition;

(10)         the Incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (10), not to exceed the greater of (i) $75 million and (ii) 5.0% of Consolidated Total Assets; or

(11)         obligations in respect of worker’s compensation health, disability and other employee benefits and property, casualty and liability insurance and self-insurance and performance, indemnity, bid, stay, customs, appeal, replevin and surety bonds, performance and completion guarantees and other similar bonds or guarantees, trade contracts, government contracts and leases; in each case provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(12)         Indebtedness arising from (a) the honoring by a bank or other financial institution of a check, draft, or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that such Indebtedness is extinguished within ten business days of notification to the Issuer or any Restricted Subsidiary of its incurrence and (b) Treasury Management Arrangements;

(13)         Indebtedness of the Issuer or any Restricted Subsidiary consisting of (a) the financing of insurance premiums with the providers of such insurance or their affiliates, (b) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business or consistent with past practice, (c) deferred compensation or equity-based compensation to current or former officers, directors, consultants, advisors or employees thereof, in each case in the ordinary course of business, (d) customer deposits and advance payments received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice; and (e) taxes, assessments or governmental charges to the extent such taxes are being contested in good faith;

(14)         (a) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Agreement in an amount not in excess of the stated amount of such letter of credit and (b) reimbursement obligations with respect to letters of credit existing on the Effective Date;

(15)         Indebtedness consisting of guarantees of Indebtedness or other obligations of joint ventures permitted under clause (20) of the definition of “Permitted Investments”;

(16)         judgments, decrees, attachments or awards (to the extent that they would be deemed Indebtedness) that do not constitute an Event of Default under Section 6.01(a)(5);

(17)         Indebtedness in the form of (a) guarantees of loans and advances to officers, directors, consultants, managers and employees, in an aggregate amount not to exceed $5.0 million at any one time outstanding, and (b) reimbursements owed to officers, directors, managers, consultants and employees of the Issuer or any Restricted Subsidiary for business expenses of the Issuer or any Restricted Subsidiary;

(18)         Indebtedness consisting of obligations to make payments to current or former officers, directors and employees of the Issuer or any of its Subsidiaries, their respective estates, spouses or former spouses with respect to the cancellation, purchase or redemption of Equity Interests of the Issuer or any of its Subsidiaries to the extent such cancellation, purchase or redemption is permitted under Section 4.04(b)(8);

(19)         Indebtedness consisting of obligations under any Permitted Equity Derivatives;

(20)         the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness to the extent the Net Cash Proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes pursuant to Section 8.02, Section 8.03 or Article 11;

(21)         customer deposits and advance payments received from customers for goods and services sold in the ordinary course of business;

(22)         the Incurrence of (a) Acquired Debt or (b) Indebtedness incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Issuer or any Restricted Subsidiary of assets used or useful in a Permitted Business (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger, amalgamation or consolidation with, any Person owning such assets); provided that, in either case, after giving effect to the Incurrence thereof and the intended application of the proceeds therefrom as if the same had occurred at the beginning of the applicable Reference Period, either (i) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Net Leverage Ratio test set forth in Section 4.03(a) or (ii) the Consolidated Net Leverage Ratio is positive and would not be greater than such Consolidated Net Leverage Ratio immediately prior to such Incurrence;

(23)         to the extent constituting Indebtedness, the grant of any indefeasible right of use or similar arrangements, including put rights granted in connection therewith;

(24)         obligations (to the extent constituting Indebtedness) owing by any Restricted Subsidiary that is organized under the laws of the Netherlands (a) as a result of a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes between or among Restricted Subsidiaries that are organized under the laws of the Netherlands or (b) pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to Section 2:404(2) of the Dutch Civil Code); or

(25)         the Indebtedness of a Securitization Special Purpose Entity in respect of a Qualified Securitization Transaction, which is non-recourse to the Issuer or any other Restricted Subsidiary in any way other than Standard Securitization Undertakings, in an aggregate amount not to exceed, at any time outstanding, the greater of (i) $30 million and (ii) 2.00% of Consolidated Total Assets.

Notwithstanding anything to the contrary, the aggregate amount of Indebtedness of Non-Guarantor Restricted Subsidiaries Incurred pursuant Section 4.03(a) or clause (10) or (22)(b) of this Section 4.03(b) will not exceed the greater of (i) $50 million and (ii) 3.25% of Consolidated Total Assets.

(c)           For purposes of determining compliance with this Section 4.03, in the event that any proposed Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (25),of Section 4.03(b) or is entitled to be Incurred pursuant to Section 4.03(a), the Issuer will be permitted to classify, and may later reclassify, such item of Indebtedness or a part thereof in any manner that complies with this Section 4.03.  Notwithstanding the foregoing, Indebtedness under the Credit Facilities outstanding on the Effective Date, if any, will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) above and will not be reclassified.

(d)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable

U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus accrued interest and premium (including tender premium) thereon, any committed amounts associated with (if the Issuer elected to have such commitment deemed to be Incurred at the time of the commitment in accordance with the last paragraph of the definition of “Incur”), original issue discount on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such refinancing).

(e)           The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(f)            The Issuer will not Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Issuer unless it is contractually subordinate in right of payment to the Notes at least to the same extent. The Issuer will not permit any Guarantor to Incur any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of such Guarantor unless it is contractually subordinate in right of payment to such Guarantor’s Note Guarantee at least to the same extent.  For purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof.

Section 4.04          Limitation on Restricted Payments.

(a)           Prior to the Effective Date, the Issuer will not make any Restricted Payments or any Permitted Investments, except (i) to the extent necessary to consummate the Transactions or the Special Mandatory Redemption and (ii) the transactions contemplated by the Escrow Agreement (including any Investments deemed to exist by virtue of the Escrow Agreement or the payment of fees and expenses related to the offering of the Notes).  From and after the Effective Date, the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(i)            declare or pay any dividend or make any other payment or distribution with respect to any of the Issuer’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) or to the direct or indirect holders of the Issuer’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Issuer or (y) to the Issuer or a Restricted Subsidiary);

(ii)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer or any Restricted Subsidiary) any Equity Interests of the Issuer held by any Person (other than by a Restricted Subsidiary);

(iii)          call for redemption or make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Indebtedness that is contractually subordinated in right of payment to the Notes or any Note Guarantee except (a) in anticipation of satisfying a sinking fund obligation, principal installment (and related accrued interest) or final maturity, in each case due within one year of the date of such payment, purchase, repurchase or other acquisition or (b) intercompany Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(6); or

(iv)          make any Investment (other than a Permitted Investment) in any Person;

unless, at the time of and after giving pro forma effect to such Restricted Payment:

(1)           no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2)           the Issuer could Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Net Leverage Ratio test set forth in Section 4.03(a); and

(3)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Effective Date (excluding Restricted Payments permitted by Section 4.04(b)(2) through (13)), is less than the sum (the “Builder Basket”), without duplication of any amount under any of the clauses or subclauses below and without duplication of any restoration of any amount available under any clause in Section 4.04(b) or in the definition of “Permitted Investments”, of:

(A)          (x) the aggregate Consolidated Cash Flow accrued in the period beginning on the first day of the quarter in which the Effective Date occurs and ending on the last day of the most recent quarter for which internal financial statements are available prior to the date of such proposed Restricted Payment (or, if such Consolidated Cash Flow for such period is a deficit, less 100% of such deficit), less (y) 1.5 times Consolidated Interest Expense during such period; plus

(B)          the aggregate Net Cash Proceeds and the Fair Market Value of securities or other property received by the Issuer after the Effective Date as a contribution to its common equity capital or from the issue, sale or exchange of Equity Interests (other than Disqualified Stock or Designated Stock) of the Issuer (for the avoidance of doubt, not including (x) the Common Stock of the Issuer issued pursuant to the Hibernia Acquisition Agreement or (y) any Net Cash Proceeds that increase the amount available under Section 4.04(b)(8)), and the aggregate Net Cash Proceeds received by the Issuer or any Restricted Subsidiary from the Incurrence of Indebtedness after the Effective Date that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Issuer); plus

(C)          100% of the aggregate amount received in cash and the Fair Market Value of property (other than cash) received by the Issuer or a Restricted Subsidiary after the Effective Date by means of (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or any Restricted Subsidiary and repayments of loans or advances which constitute Restricted Investments made by the Issuer or a Restricted Subsidiary, (ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, (iii) payments of interests, distributions or dividends received in respect of Restricted Investments and (iv) distributions or dividends from an Unrestricted Subsidiary, in each case to the extent that such amounts were not otherwise included in the Consolidated Cash Flow of the Issuer for such period; plus

(D)          to the extent that any Restricted Investment that was made after the Effective Date is made in an entity that subsequently becomes a Restricted Subsidiary (or is amalgamated with, merged or consolidated into or all or substantially all of its assets are transferred to, the Issuer or any of its Restricted Subsidiaries), the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(E)           to the extent that any Unrestricted Subsidiary designated as such after the Effective Date is redesignated as a Restricted Subsidiary or is amalgamated with, merged or consolidated into the Issuer or any Restricted Subsidiary, or all or substantially all of the assets of such Unrestricted Subsidiary are transferred to the Issuer or any Restricted Subsidiary, in each case, after the Effective Date, the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation, amalgamation, merger, consolidation or transfer of assets; plus

(F)           $40 million.

(b)           The provisions of Section 4.04(a) will not prohibit any of the following:

(1)           the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, and the redemption of any Indebtedness that is contractually subordinated in right of payment to the Notes or the Note Guarantees within 60 days after the date on which notice of such redemption was given, if at said date of the giving of such notice, such redemption would have complied with the provisions of this Indenture;

(2)           the payment of any dividend or other distribution by a Restricted Subsidiary to all the holders of its Equity Interests on a pro rata basis;

(3)           any Restricted Payment in exchange for, or out of the Net Cash Proceeds of a contribution to the common equity of the Issuer or a substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests (other than Disqualified Stock) of the Issuer; provided that the amount of any such Net Cash Proceeds that are utilized for such Restricted Payment will be excluded from the calculation of the Builder Basket;

(4)           the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is contractually subordinated in right of payment to the Notes or the Note Guarantees in exchange for or with the Net Cash Proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Issuer) of, Permitted Refinancing Indebtedness;

(5)           the repurchase of Equity Interests (i) deemed to occur upon the exercise of options, warrants or other convertible securities to the extent that such Equity Interests represent all or a portion of the exercise price thereof and (ii) deemed to occur upon the withholding of a portion of Equity Interests granted or awarded to any current or former officer, director, manager, employee or consultant to pay for taxes payable by such Person in connection with such grant or award (or the vesting thereof);

(6)           the payment of cash in lieu of fractional Equity Interests pursuant to the exchange or conversion of any exchangeable or convertible securities;

(7)           (i) the declaration and payment of dividends in respect of Designated Stock and (ii) any mandatory redemption of Disqualified Stock that was issued as a Restricted Payment or used as consideration for an Investment, in each case, after the Effective Date, up to the amount that the Builder Basket, a basket in this Section 4.04(b) or a Permitted Investment basket was reduced upon the issuance of such Disqualified Stock;

(8)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any of the Issuer’s Restricted Subsidiaries held by any current or former employee, director, manager, consultant or director of the Issuer or any of its Subsidiaries pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate price paid under this clause (8) in any calendar year will not exceed $10 million (with unused amounts in any calendar year being carried over to succeeding years); provided, further, that such amount may be increased by an amount not to exceed:

(i)            the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer to any current or former employee, director, manager, consultant or director of the Company or any of its Subsidiaries that occurs after the Issue Date to the extent the Net Cash Proceeds from the sale of such Equity Interests have not otherwise been used to increase the Builder Basket; and

(ii)           the cash proceeds of key man life insurance policies received by the Issuer or the Restricted Subsidiaries after the Issue Date;

(9)           the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock of the Issuer or any Restricted Subsidiary, or any other Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee, in each case, pursuant to provisions similar to those set forth in Sections 4.07 and 4.09; provided that, prior to consummating, or concurrently with, any such repurchase, the Issuer has made any Offer to Purchase required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such offers;

(10)         payments or distributions to dissenting stockholders pursuant to applicable law in connection with any merger, amalgamation or consolidation with, or other acquisition of, another Person;

(11)         to the extent constituting Restricted Payments, the payment of contingent liabilities in respect of any adjustment of purchase price, earn-outs, deferred compensation and similar obligations of the Issuer and its Restricted Subsidiaries;

(12)         other Restricted Payments in an aggregate amount not to exceed the greater of (i) $45 million and (ii) 3.00% of the Consolidated Total Assets; and

(13)         other Restricted Payments so long as, after giving pro forma effect to such Restricted Payment, the Consolidated Net Leverage Ratio would be positive and not greater than 3.00 to 1.00; provided that in the case of clauses (12) and (13), (x) no Default under clause (1) of the definition of “Event of Default” and (y) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)           The amount of all Restricted Payments (other than cash) and Permitted Investments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment or Permitted Investment, less, in the case of an Investment, any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

(d)           If the Issuer makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Issuer, would be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Issuer’s financial statements.

(e)           For the avoidance of doubt, this Section 4.04 will not restrict the making of any “AHYDO catchup payment” with respect to, and to the extent required by the terms of, any subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

(f)            In addition, cancellation of Indebtedness owing to the Issuer or a Restricted Subsidiary from any current or former employee, director, manager, consultant or director (or any permitted transferees thereof) of the Issuer or any of its Subsidiaries, in connection with a repurchase of Equity Interests of the Issuer or any Restricted Subsidiary from such Persons will not be deemed to constitute a Restricted Payment.

Section 4.05          Limitation on Transactions with Affiliates.

(a)           The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5 million, unless:

(1)           such Affiliate Transaction is on fair and reasonable terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer or any Restricted Subsidiary; and

(2)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, the Issuer delivers to the Trustee a Board Resolution approving such Affiliate Transaction(s) attached to an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the Board of Directors of the Issuer or a majority of the disinterested members of the Board of Directors of the Issuer.

(b)           The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.05(a):

(1)           transactions between or among the Issuer and/or one or more of its Restricted Subsidiaries;

(2)           Restricted Payments that are permitted by Section 4.04 and Permitted Investments;

(3)           any issuance or sale of Equity Interests (other than Disqualified Stock) of the Issuer;

(4)           transactions pursuant to agreements or arrangements to be in effect on the Effective Date and described in the Offering Circular, or any amendment, modification, or supplement thereto or renewal or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented, renewed or replaced, taken as a whole, is not materially more disadvantageous to the Holders of the Notes than the agreement or arrangement in existence on the Effective Date as determined by the Board of Directors or senior management of the Issuer and the transactions evidenced thereby or pursuant thereto;

(5)           any employment, consulting, service, incentive or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer or any Restricted Subsidiary with officers, directors, consultants, managers and employees of the Issuer or any Subsidiary thereof and any payments pursuant thereto, and the payment of compensation and provision of customary benefits to, and the reimbursements of expenses of, officers, directors, consultants, managers and employees of the Issuer or any Subsidiary thereof (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by the Board of Directors of the Issuer;

(6)           transactions with any Person that is an Affiliate of the Issuer (other than an Unrestricted Subsidiary) solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(7)           loans or advances to employees of the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer or the Restricted Subsidiaries in an amount not to exceed $5.0 million in the aggregate at any one time outstanding;

(8)           transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transactions are fair from a financial point of view to the Company and its Restricted Subsidiaries or meets the requirements of Section 4.05(a)(1);

(9)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Board of Directors of the Issuer or the senior management thereof in good faith);

(10)                          transactions with joint ventures in which the Issuer or a Restricted Subsidiary of the Issuer holds or acquires an ownership interest (whether by way of Equity Interests or otherwise) so long as the terms of any such transactions are no less favorable to the Issuer or any Restricted Subsidiary participating in such joint ventures than they are to other joint venture partners;

(11)                          contracts or arrangements between the Issuer and/or its Subsidiaries and any of its Affiliates regarding coordination and/or joint defense of any litigation or any other action, suit, proceeding, claim or dispute before any courts, arbitrators or governmental authority;

(12)                          payments to Affiliates in respect of the Notes or any other Indebtedness of the Company or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(13)                          the provision of services to directors, managers, consultants, employees or officers of the Issuer or any of the Restricted Subsidiaries of the nature provided by the Company or any of the Restricted Subsidiaries to customers in the ordinary course of business;

(14)                          transactions with a Securitization Special Purpose Entity pursuant to any Qualified Securitization Transaction;

(15)                          sales of goods to an Affiliate for use or distribution outside of the United States that in the good faith judgment of the Issuer complies with any applicable legal requirements of the Internal Revenue Code; and

(16)                          the granting of registration and other customary rights in connection with the issuance of Equity Interests or other securities by the Issuer.

Section 4.06                             Limitation on Liens.

(a)                                 The Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (the “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

(b)                                 Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence will provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien, other than as a result of any exercise of remedies with respect to the Initial Lien.

Section 4.07                             Limitation on Sale of Assets.

(a)                                 The Issuer will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)                                 the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of:

(A)                               cash and Cash Equivalents (including any Cash Equivalents received from the conversion within 180 days of such Asset Sale of any securities, notes or other obligations received in consideration of such Asset Sale);

(B)                               Replacement Assets;

(C)                               any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 3.0% of Consolidated Total Assets and (y) $45 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured as of the date of the definitive agreement with respect to such Asset Sale and without giving effect to subsequent changes in value);

(D)                               any Investment, stock, asset, property or capital expenditure of the kind referred to Section 4.07(b)(2); and

(E)                                any combination of the consideration specified in clauses (A), (B), (C) and (D) above.

For the purposes of this Section 4.07(a), the following are deemed to supplement the definition of Cash Equivalents: the assumption by a Person other than the Issuer or any Restricted Subsidiary of (i) Indebtedness of the Issuer (other than Disqualified Stock or Indebtedness that is by its terms subordinated in right of payment to the Notes); (ii) Indebtedness of any Restricted Subsidiary (other than Indebtedness of a Guarantor that is by its terms subordinated in right of payment to the Notes or Disqualified Stock of any Guarantor) or (iii) any liabilities (as shown on the Issuer’s or any Restricted Subsidiary’s most recent balance sheet or footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet or in the footnotes thereto if such incurrence or accrual had taken place prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary (other than Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Issuer or any Subsidiary of the Issuer) and, in each case, in respect of which neither the Issuer nor any Restricted Subsidiary following such Asset Sale has any obligation.

(b)                                 Within 365 days after the receipt of any Net Available Cash of any Asset Sale, the Issuer or any Restricted Subsidiary, at its option, may apply the Net Available Cash from such Asset Sale,

(1)                                 to reduce (including by prepayment, repayment, redemption or purchase):

(A)                               Indebtedness or other Obligations under the Senior Credit Agreement or other Indebtedness or Obligations of the Issuer or any Guarantor that is secured by a Lien, which Lien was permitted to be incurred by this Indenture; provided that if such Indebtedness or Obligations is revolving credit Indebtedness, the commitments with respect thereto shall be correspondingly reduced;

(B)                               other Pari Passu Debt of the Issuer or a Guarantor (and, if such Pari Passu Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that, to the extent that such Pari Passu Debt is reduced, the Issuer shall (i) no less than equally and ratably reduce obligations under the Notes, through (A) the optional redemption provisions of this Indenture and/or (B) open-market purchases at a purchase price of not less than 100% of the principal amount thereof, plus accrued and unpaid interest thereon or (ii) make an Asset Sale Offer (in accordance with the procedures set forth below) to all Holders to purchase their Notes, on at least a ratable basis with such Pari Passu Debt, at a purchase price not less than 100% of the principal amount thereof, plus accrued and unpaid interest thereon; or

(C)                               Indebtedness or Obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness or Obligations owed to the Issuer or another Restricted Subsidiary; or

(2)                                 to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets that, in each of (a), (b) and (c), either (i) are used or useful in a business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, incidental or ancillary thereto or (ii) replace in whole or in part the businesses or assets that are the subject of such Asset Sale;

provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Issuer or Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment.

(c)                                  Any Net Available Cash from an Asset Sale that is not invested or applied as provided and within the time period set forth in Section 4.07(b) will be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds the greater of (x) $40.0 million and (y) 3.00% of Consolidated Total Assets (the “Excess Proceeds Threshold”), the Issuer will make an offer (an “Asset Sale Offer”), in accordance with the procedures set forth in Section 3.10, to purchase all Notes and an offer to purchase Pari Passu Debt (containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay, repay or redeem with the proceeds of sales of assets to purchase, prepay or redeem) the maximum principal amount of Notes and such Pari Passu Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer in respect of the Notes will be an amount in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offers, in accordance with the procedures set forth in Section 3.10. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within fifteen (15) Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligation with respect to such Net Available Cash from an Asset Sale by making an Asset Sale Offer with respect to all or a portion of the available Net Available Cash (the “Advance Portion”) in advance of being required to do so by this Indenture (the “Advance Offer”).

(d)                                 To the extent that the aggregate amount of Notes and such Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuer may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) for such amount offered in any manner not prohibited by this Indenture. If the aggregate principal amount of Notes or the Pari Passu Debt surrendered by such Holders and holders thereof exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Trustee shall select the Notes and the Issuer shall select such Pari Passu Debt to be purchased on a pro rata basis based on the principal amount (or accreted value, as the case may be) of the Notes or such Pari Passu Debt tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, but in the case of an Advance Offer, the amount of Net Available Cash the Issuer is offering to apply in such Advance Offer shall be excluded in subsequent calculations of Excess Proceeds.

(e)                                  Pending the final application of any Net Available Cash pursuant to this Section 4.07, the holder of such Net Available Cash may apply such Net Available Cash temporarily to reduce Indebtedness outstanding under the Senior Credit Agreement or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(f)                                   Notwithstanding anything contained in this Section 4.07 to the contrary, Net Available Cash from an Asset Sale by a Foreign Subsidiary will not constitute Excess Proceeds to the extent and for so long as the repatriation of such Net Available Cash could, in the reasonable good faith determination of the Issuer, be expected to (i) cause the Issuer or any Restricted Subsidiary to suffer material adverse costs or tax consequences (including the imposition of withholding taxes), (ii) result in a violation of applicable local law or (iii) expose individual directors of the Issuer or any Restricted Subsidiary to the risk of personal liability, in each case as reasonably determined by the Issuer in good faith. The Issuer will, and will cause the Restricted Subsidiaries to, take all commercially reasonable actions to overcome or eliminate any such restrictions and/or minimize any such costs or consequences so that such Net Available Cash could constitute Excess Proceeds. If at a later date the Issuer or any Restricted Subsidiary is able to repatriate all or any portion of such Net Available Cash without the consequences described in any of clause (i), (ii) and (iii) above, such Net Available Cash (or portion thereof) shall then constitute Excess Proceeds.

(g)                                  The provisions under this Indenture relative to the Issuer’s obligation to make an Asset Sale Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale Offer provisions of this Indenture by virtue of such compliance.

Section 4.08                             Future Subsidiary Note Guarantees.

The Issuer will not permit any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary after the Effective Date), directly or indirectly, to Guarantee any Triggering Indebtedness unless such Restricted Subsidiary (a) is a Guarantor or (b) within 60 days executes and delivers to the Trustee an Officer’s Certificate, Opinion of Counsel and a supplemental indenture providing for the Note Guarantee by such Restricted Subsidiary, which Guarantee will be full and unconditional and rank senior in right of payment to or equally in right of payment with such Subsidiary’s Guarantee of such other Indebtedness.

Section 4.09                             Purchase of Notes upon a Change of Control.

(a)                                 Unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.03 within 30 days following the occurrence of a Change of Control, the Issuer shall make an offer to purchase all of the Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes purchased, plus accrued and unpaid interest, if any, thereon, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (a “Change of Control Offer”), in accordance with the procedures set forth in Section 3.10.  The purchase date shall be no earlier than 20 business days and no later than 45 business days after the date such Change of Control Offer is delivered to the Holders. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, or conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(b)                                 The Issuer will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(c)                                  If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in connection with a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 days’ nor more than 60 days’ prior notice; provided that such notice is given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the greater of (x) the price offered to each other Holder in such tender offer exclusive of accrued and unpaid interest and (y) 101% of the aggregate principal amount of the Notes to be redeemed, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date.

(d)                                 The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of this Indenture by virtue of such compliance.

Section 4.10                             Limitation on Sale and Leaseback Transactions.

The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction with respect to assets or properties if:

(1)                                 the Issuer or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction and (b) Incurred a Lien to secure such Indebtedness pursuant to Section 4.06;

(2)                                 the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(3)                                 the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, Section 4.07.

Section 4.11                             Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Issuer will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to :

(1)                                 pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Issuer or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)                                 pay Indebtedness owed to the Issuer or any Restricted Subsidiary;

(3)                                 make loans or advances to the Issuer or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(4)                                 transfer any of its properties or assets to the Issuer or any Restricted Subsidiary.

(b)                                 Section 4.11(a) will not apply to encumbrances or restrictions:

(1)                                 set forth in agreements in effect at or entered into on the Issue Date or Effective Date;

(2)                                 set forth in this Indenture, the Notes and the Note Guarantees;

(3)                                 existing under or by reason of applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4)                                 (a) set forth in agreements governing Indebtedness permitted to be incurred under Section 4.03; provided that, in the judgment of the Company, any such encumbrance or restriction will not materially impair the Issuer’s ability to make payments under the Notes when due (as determined in good faith by senior management or the Board of Directors of the Issuer) and (b) set forth in agreements governing Permitted Refinancing Indebtedness; provided that the restrictions set forth in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole (as reasonably determined in good faith by senior management or the Board of Directors of the Issuer), than those contained in the agreements governing the Indebtedness being refinanced;

(5)                                 with respect to any Person or the property or assets of a Person acquired by the Issuer or any Restricted Subsidiary existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6)                                 that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, sub-lease, license, sub-license, conveyance or contract or similar property or asset;

(7)                                 existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(8)                                 Liens permitted to be incurred under the provisions of Section 4.06;

(9)                                 that restrict distributions or transfer by a Restricted Subsidiary if such restrictions exist under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, that Restricted Subsidiary and are pending such sale or other disposition;

(10)                          on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(11)                          arising pursuant to contractual requirements of a Securitization Special Purpose Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Special Purpose Entity;

(12)                          arising from customary provisions in joint venture agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;

(13)                          arising from Capital Lease Obligations, any agreement governing Purchase Money Indebtedness, security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such Capital Lease Obligation, Purchase Money Indebtedness, security agreements or mortgages;

(14)                          any encumbrance or restriction arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property of the Issuer and the Restricted Subsidiaries, taken as whole, or adversely affect the Issuer’s ability to make principal and interest payments on the Notes, in each case, as determined in good faith by the Issuer; and

(15)                          arising under any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement or arrangement referred to in clause (1), (2), (4), (5) or (13) of this Section 4.11(b); provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is not materially more restrictive, as reasonably determined in good faith by senior management or the Board of Directors of the Issuer, with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.12                             Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 After the Effective Date, the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1)                                 any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, at the time of such designation, and such designation will be permitted only if such Incurrence of Indebtedness would be permitted under Section 4.03;

(2)                                 the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and the Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation, and such designation will be permitted only if such Investment would be permitted under Section 4.04;

(3)                                 such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Issuer or any Restricted Subsidiary;

(4)                                 the Subsidiary being so designated:

(A)                               is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless (i) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that would have been obtained at the time from Persons who are not Affiliates of the Issuer or (ii) such agreement, contract, arrangement or understanding would be permitted under Section 4.05; and

(B)                               has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except to the extent such Guarantee or credit support would be released upon such designation; and

(5)                                 no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officer’s Certificate and an Opinion of Counsel certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary (x) would fail to meet any of the preceding requirements described in clause (4) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary as of such date, and if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Issuer will be in default under this Indenture.

(b)                                 The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a “Revocation”); provided that:

(1)                                 such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.03;

(2)                                 all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will be permitted only if such Investments would be permitted under Section 4.04;

(3)                                 all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.06; and

(4)                                 no Default or Event of Default would be in existence following such Revocation.

Section 4.13                             Business Activities.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and the Restricted Subsidiaries taken as a whole.

Section 4.14                             Activities Prior to Escrow Release.

(a)                                 Prior to the earlier of (x) the Escrow Release Date and (y) the Special Mandatory Redemption Date, the Escrow Issuer’s primary activities will be restricted to (i) issuing the Initial Notes, (ii) issuing Capital Stock and receiving capital contributions from, a direct or indirect parent entity, (iii) performing its obligations in respect of the Notes under this Indenture and the Escrow Agreement, (iv) performing its obligations under the purchase agreement with the Initial Purchasers, if any, (v) participating in the consummation the Transactions and the satisfaction of the Escrow Release Conditions, (vi) redeeming the Initial Notes pursuant to the Special Mandatory Redemption, if applicable, and (vii) conducting such other activities as are necessary or appropriate to carry out the activities described above and in the Hibernia Acquisition Agreement.

(b)                                 Prior to the earlier of (x) the Escrow Release Date and (y) the Special Mandatory Redemption Date, the Escrow Issuer will not (i) own, hold or otherwise have any interest in any assets other than the Escrow Account and cash and Cash Equivalents or (ii) engage in any business activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, incurring any debt, incurring any Liens except in favor of the Holders of the Notes, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except in the ordinary course of the primary activates described above or as necessary or advisable (as determined by the Escrow Issuer) to effectuate the Transactions.

Section 4.15                             Provision of Financial Information.

(a)                                 The Issuer will (i) furnish to the Trustee, (ii) upon request, furnish to beneficial owners and prospective investors and (iii) if for any reason such documents are not filed with the Commission, make publicly available on its website, a copy of all of the information and reports referred to in clauses (1) and (2) below:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports,

excluding in each case, any such information, documents or reports, or portions thereof, that is subject to confidential treatment under the rules and regulations of the SEC. Notwithstanding the foregoing, the Issuer will not be required to deliver to the Trustee, the beneficial owners or prospective investors any such information, documents or reports that are filed with the SEC.

(b)                                 The Issuer will file the information, documents and reports specified in Section 4.15(a) with the Commission within 15 days of the time periods specified in the Commission’s rules and regulations (including any grace periods) unless the Commission will not accept such a filing. The Issuer will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to in Section 4.15(a) on its website within 15 days of the time periods (including any grace periods) that would apply if the Issuer were required to file those reports with the Commission. In addition, in the event the Issuer is not required to file reports under Section 13 or 15(d) of the Exchange Act, the Issuer will hold a quarterly conference call with Holders, qualified prospective investors and securities analysts to discuss the information contained in the annual and quarterly reports required hereunder not later than ten business days following the time the Issuer furnishes such reports to the Trustee.

(c)                                  If the Issuer has designated as Unrestricted Subsidiaries any of its Subsidiaries that is a Significant Subsidiary or that, when taken together with all other Unrestricted Subsidiaries, would be a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.15 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(d)                                 Notwithstanding the foregoing, the Issuer may satisfy its obligations in this Section 4.15 by furnishing annual, quarterly and current reports prepared by a Person that owns all of the common stock of the Issuer (a “parent entity”), so long as (i) to the extent there are, in the Issuer’s reasonable judgment, material differences between the information relating to that parent entity, on the one hand, and the information relating to the Issuer and the Restricted Subsidiaries, on the other hand, such differences and financial discrepancies are reasonably detailed in such report or (ii) the Issuer causes such parent entity to fully and unconditionally Guarantee the Notes pursuant to a supplemental indenture delivered to the Trustee.

(e)                                  So long as any Notes remain outstanding, this Issuer and the Guarantors will furnish to the Holders, qualified prospective investors and securities analysts, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.15 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates).

Section 4.16                             Statement by Officers as to Default.

(a)                                 The Issuer shall deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Issuer, an Officer’s Certificate, as to compliance herewith, including whether or not, after a review of the activities of the Issuer during such year and of the Issuer’s and each Guarantor’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Issuer and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Issuer and the Guarantors with respect thereto.

(b)                                 Within 30 days of becoming aware of any Default or Event of Default, the Issuer shall deliver to the Trustee a statement specifying such Default or Event of Default.

Section 4.17                             Suspension of Certain Covenants.

(a)                                 Following the first day of a Covenant Suspension Event and continuing until the Reversion Date (such period a “Suspension Period”), the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Suspended Covenants.

(b)                                 If at any time subsequent to a Covenant Suspension Event the Notes cease to have an Investment Grade Rating by either Rating Agency, then the Suspended Covenants will, from such date and thereafter be reinstated (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both Ratings Agencies and no Default or Event of Default is continuing (in which event the Suspended Covenants will no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both Ratings Agencies and no Default or Event of Default is continuing); provided that no Default, Event of Default or breach of any kind will be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries will bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

(c)                                  On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.03(b)(2).  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Effective Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.04(a) to the extent set forth therein; provided that the amount available to be made as a Restricted Payment thereunder shall not be reduced to below zero as a result of such Restricted Payments made during the Suspension Period, and the items specified in Section 4.04(a)(3)(A) through (F) that occur during the Suspension Period will increase the amount available to be made as a Restricted Payment under Section 4.04(a)(3).  On the Reversion Date, the amount of Excess Proceeds from Net Available Cash shall be reset at zero.  Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.05(b)(4).  Any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in clauses (1) through (4) of Section 4.11(a) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 4.11(b)(1).  No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

(d)                                 The Issuer shall send written notice to the Trustee upon the commencement of any Suspension Period or the occurrence of any Reversion Date; provided that the failure to so notify the Trustee shall not be a Default.

(e)                                  The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify any holders if the Notes achieve an Investment Grade Rating.

ARTICLE 5
SUCCESSORS

Section 5.01                             Consolidation, Merger or Sale of Assets.

(a)                                 The Issuer will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)                                 immediately after giving effect to such transaction, no Default or Event of Default exists;

(2)                                 either:

(A)                               the Issuer is the surviving corporation; or

(B)                               the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws and (ii) assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

(3)                                 immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable Reference Period, (i) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Net Leverage Ratio test set forth in Section 4.03(a) or (ii) the Consolidated Net Leverage Ratio is positive and would not be greater than the Issuer’s Consolidated Net Leverage Ratio immediately prior to such transaction; and

(4)                                 to the extent the Issuer is not the surviving Person, the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case stating that such consolidation, amalgamation, merger, sale, assignment, transfer conveyance or other disposition and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding the foregoing, this Section 5.01(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and the Restricted Subsidiaries. Clauses (1) and (3) of this Section 5.01(a) will not apply to any merger or consolidation of the Issuer (1) with or into one of the Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction.

Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with this Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” will refer instead to the successor Person and not to the Issuer), and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer in this Indenture. In the event of any such transfer, the predecessor will be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture and the predecessor may be dissolved, wound up or liquidated at any time thereafter.

Notwithstanding the foregoing, the foregoing restrictions will not apply to the merger of the Escrow Issuer with and into the Company in accordance with the Escrow Release Conditions.

In addition, the Issuer and the Restricted Subsidiaries will not, directly or indirectly, lease all or substantially all of the properties or assets of the Issuer and the Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any Person other than the Issuer or any Restricted Subsidiary.

(b)                                 A Guarantor will not, directly or indirectly: (i) consolidate, merge or amalgamate with or into another Person (whether or not such Guarantor is the surviving Person), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Guarantor, in one or more related transactions, to another Person, other than the Issuer or another Guarantor, unless:

(1)                                 immediately after giving effect to that transaction, no Default or Event of Default exists;

(2)                                 either:

(A)                               the Guarantor is the surviving Person, or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition which has been made assumes or, if applicable in the case of an amalgamation, confirms that it remains liable for) all the obligations of that Guarantor under this Indenture, including its Note Guarantee, pursuant to a supplemental indenture;

(B)                               such sale, assignment, transfer, conveyance or other disposition or consolidation, merger or amalgamation complies with Section 4.07; or

(C)                               the Note Guarantee of such Guarantor shall be released in accordance with Note Guarantee release provisions of this Indenture upon, or in connection with, such merger, amalgamation, consolidation, sale, assignment, transfer, conveyance or other disposition; and

(3)                                 to the extent such Guarantor is not the surviving Person, such Guarantor delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case stating that such consolidation, merger, amalgamation, sale, assignment, transfer conveyance or other disposition and such supplemental indenture (if any) comply with this Indenture.

Notwithstanding the foregoing, this Section 5.01(b) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and the Restricted Subsidiaries. Clause (1) of this Section 5.01(b) will not apply to any merger, amalgamation or consolidation of a Guarantor (1) with or into one of the Restricted Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Guarantor in another jurisdiction.

Section 5.02                             Successor Substituted.

Upon any consolidation, amalgamation (solely with respect to any Guarantor) or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer or any Guarantor, if any, in accordance with Section 5.01, the successor Person formed by such consolidation or amalgamation (solely with respect to any Guarantor) or into which the Issuer or such Guarantor, as the case may be, is merged, or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Notes and/or the related Note Guarantee, as the case may be with the same effect as if such successor had been named as the Issuer or such Guarantor, as the case may be, herein, in the Notes and/or in the Note Guarantee, as the case may be, and the Issuer or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Notes or its Note Guarantee, as the case may be; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes or its Note Guarantee, as the case may be.

Upon the satisfaction of the Escrow Release Conditions, and upon the execution and delivery of the Escrow Release Date Supplemental Indenture, the Company shall be deemed to be such successor Person as described in the preceding paragraph.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

(a)                                 Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the Notes;

(2)                                 default in payment when due (whether at maturity, upon acceleration, redemption (including a Special Mandatory Redemption) or otherwise) of the principal of, or premium, if any, on the Notes;

(3)                                 failure by the Issuer or any Guarantor for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes then outstanding to comply with any of the other agreements in this Indenture;

(4)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuer, any Guarantor or any Significant Subsidiary (or the payment of which is Guaranteed by the Issuer, any Guarantor or any Significant Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Effective Date, if that default:

(A)                               is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(B)                               results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates $40 million or more;

(5)                                 failure by the Issuer or any Significant Subsidiary to pay final and non-appealable judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable and solvent carrier) aggregating in excess of $40 million, which judgments are not paid, discharged or stayed for a period of 90 days;

(6)                                 any Note Guarantee of a Guarantor is held in any judicial proceeding to be unenforceable or invalid or, except upon release of such Guarantor from its Note Guarantee as permitted by this Indenture, ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee except due to a release of such Guarantor from its Note Guarantee pursuant to this Indenture, and such default continues for 10 days; and

(7)                                 there shall have been the entry of a decree or order that remains unstayed and in effect for 90 consecutive days by a court of competent jurisdiction under any applicable Bankruptcy Code (a) for relief in an involuntary case or proceeding in respect of the Issuer, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary or (b) adjudging the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary bankrupt or insolvent or (c) appointing a custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary or of substantially all of the assets of the Issuer or such Restricted Subsidiary or group of Restricted Subsidiaries, or ordering the winding up or liquidation of their affairs; and

(8)                                 Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding in respect of the Issuer, such Restricted Subsidiary or such group of Restricted Subsidiaries under any applicable Bankruptcy Code or any other case or proceeding to be adjudicated bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition under any applicable federal or state law, including by filing a petition or answer or consent seeking reorganization or debt relief in respect of such Issuer, such Restricted Subsidiary or such group of Restricted Subsidiaries under any Bankruptcy Code or applicable federal or state insolvency law, (b) consents to the entry of a decree or order for debt relief in respect of such Issuer, such Restricted Subsidiary or such group of Restricted Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Code or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) consents to the filing of such petition for the appointment of, or taking possession by, a custodian of such Issuer, such Restricted Subsidiary or such group of Restricted Subsidiaries or of substantially all of the assets of such Issuer or such Restricted Subsidiary or (d) makes a general assignment for the benefit of creditors; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(a)(8).

(b)                                 In the event of any Event of Default specified in Section 6.01(a)(4), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (i) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged; (ii) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or (iii) the default that is the basis for such Event of Default has been cured.

(c)                                  (i) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default shall also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.15 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery (prior to any acceleration of the Notes pursuant to the second preceding sentence) of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02                             Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(a)(7) or (a)(8) with respect to the Issuer) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  If an Event of Default specified in Section 6.01(a)(7) or (a)(8) with respect to the Issuer occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a)                                 the Issuer has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Notes then outstanding, (3) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes and (5) rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(b)                                 all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

In the event that the Notes have become due and payable as provided under this Section 6.02 prior to the earlier to occur of (x) the Escrow Termination Date and (y) the delivery of a Release Request (in accordance with and as defined in the Escrow Agreement), the Trustee shall deliver a written notice (substantially in the form of

Annex II to the Escrow Agreement) to the Escrow Agent that directs the Escrow Agent to release the Escrowed Property to the Trustee in accordance with the Escrow Agreement.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any past or existing Default and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Note (which may be waived only with the consent of each Holder of Notes affected).

Section 6.05                             Control by Majority.

The Holders of a majority in principal amount of the then-outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the exercise of any other right or power of the Trustee.   However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee’s personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06                             Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture, the Notes or any Note Guarantee unless:

(1)                                 such Holder gives the Trustee written notice of a continuing Event of Default;

(2)                                 such Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer the Trustee security or indemnity satisfactory to the Trustee against any loss liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

Section 6.07                             Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, each Holder may enforce its right to receive payment of principal, premium (if any is due in connection with a redemption) or interest when due on or after the respective dates expressed in the Notes.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (a)(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), their creditors or their property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13                             Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

(i)                  to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses, fees, costs and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;

(ii)               to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)            to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                  the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                   The Trustee is hereby authorized and directed to execute and deliver the Escrow Agreement.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)                                   None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and indicates that it is a notice of Default or Event of Default.

(h)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)                                 The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)                                     The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(m)                             The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons.  Such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or inconsistency with a subsequent written instruction.  The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(n)                                 Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes evidencing the same indebtedness and upon Notes executed and delivered in exchange therefor or in place thereof.

(o)                                 Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or the Notes shall not be construed as a duty.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to Holders of the Notes, with a copy to the Company, a notice of the Default within 90 days after it occurs (or promptly after discovery if the Trustee learns of such Default thereafter), unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06                             [Reserved].

Section 7.07                             Compensation and Indemnity.

The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the compensation, disbursements and reasonable expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability, expense (including reasonable attorneys’ fees and expenses) or taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything contrary in Section 4.06 hereto, to secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.

Section 7.08          Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 60 days’ prior written notice and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days’ prior written notice.  The Issuer may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, and upon payment of the retiring Trustee’s fees and expenses (including the fees and expenses of its agents and counsel), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall deliver a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 7.09          Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02          Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture and all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments, in form and substance reasonably satisfactory to the Trustee, acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.05;

(b)           the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)           the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d)           this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03          Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15 and 4.16 and clauses (1) and (3) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder.  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3) (as it relates to the covenants specified above), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) (solely with respect to Restricted Subsidiaries) and 6.01(a)(8) (solely with respect to Restricted Subsidiaries) shall not constitute Events of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(1)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, interest on and premium, if any, on, the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such Stated Maturity or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions: (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing either (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced);

(6)           the Issuer shall deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)           the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Section 8.05          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, solely for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to the Issuer.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on their request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.04 or 8.05, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05, as the case may be; provided that, if the Issuer make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and any Note Guarantee, without the consent of any Holder:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for global Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of Notes in accordance with this Indenture in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable (or, if applicable in the case of an amalgamation of a Guarantor, to confirm such Guarantor’s continuing liability for such obligations);

(4)           to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under this Indenture of any Holder;

(5)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act (if applicable);

(6)           to add Guarantors in accordance with Section 4.08;

(7)           to evidence and provide for the acceptance of appointment by a successor Trustee;

(8)           to provide for the issuance of Additional Notes in accordance with this Indenture;

(9)           to release any Guarantor in accordance with the terms of this Indenture; or

(10)         to conform this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” to the extent that the Trustee has received an Officer’s Certificate to the effect that such text constitutes an unintended conflict with the description of the corresponding provision of the “Description of Notes” section in the Offering Circular.

In addition, without the consent of any Holder, the Issuer, the Trustee and the Escrow Agent may amend the Escrow Agreement to conform the Escrow Agreement to any provision of the “Description of Notes” section in the Offering Circular to the extent that the Trustee has received an Officer’s Certificate to the effect that such text constitutes an unintended conflict with the description of the corresponding provision of the “Description of Notes” section in the Offering Circular.

Section 9.02          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer, each Guarantor party thereto, if any, and the Trustee, as applicable, may amend or supplement this Indenture (including Sections 4.07 and 4.09 hereof and definitions used in such Sections), the Notes and the Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)           reduce the principal amount of, or premium, if any, or interest on, any Note;

(3)           change the optional redemption dates to earlier dates or reduce the optional redemption prices of the Notes from those stated under Section 3.07, or extend the date for Special Mandatory Redemption or reduce the redemption price upon a Special Mandatory Redemption;

(4)           waive a Default or Event of Default in the payment of principal of, or interest, or premium, on, the Notes (except, upon a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all Holders;

(5)           make any Note payable in money other than U.S. dollars;

(6)           make any change in the amendment, supplement and waiver provisions of this Indenture;

(7)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(8)           amend the contractual right of any Holder expressly set forth in this Indenture to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

In addition, but subject to the last paragraph of Section 9.01 hereof, no provisions of the Escrow Agreement (including, without limitation, those relating to the release of the Escrowed Property) may be amended or waived by the Issuer in a manner that would materially adversely affect the Holders of Notes in their capacities as such (as determined in good faith by the Issuer) without the consent of the Holders of a majority in principal amount of the Notes then outstanding.

Section 9.03          [Reserved].

Section 9.04          Effect of Consents.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of the second paragraph of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Any consent given by any Holder of a Note under Section 9.02 shall be irrevocable for a period of six months after the day of execution thereof, but may be revoked at any time thereafter by such Holder or by such Holder’s successor in title by filing written notice of such revocation with the Trustee at its Corporate Trust Office; provided, however, that such consent shall not be revocable after the holders of not less than a majority in aggregate principal amount of Notes shall have consented to such supplemental indenture.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver, whether or not such Persons continue to be Holders after such record date.

Section 9.05          Notation on or Exchange of Notes.

The Trustee, at the direction of the Issuer, may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06          Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment, supplement or waiver unless it is authorized by the Board of Directors of the Issuer.  In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

It shall not be necessary for the consent of the Holders of Notes under this Article 9 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Article 9 becomes effective, the Issuer shall mail (or file with the Commission) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

ARTICLE 10
GUARANTEES

Section 10.01       Guarantee.

Subject to this Article 10, each of the Guarantors hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:  (a) the principal of, interest, premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the

Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, receiver, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Other than as provided in Section 10.04, each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

As used in this Section 10.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 10.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or fraudulent conveyance (or similar voidable payment under the law of any relevant jurisdiction) for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03       [Reserved].

Section 10.04       Subrogation.

Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of this Indenture; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05       Benefits Acknowledged.

Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06       Release of Guarantees.

Any Guarantor will be automatically and unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee thereupon shall terminate and be discharged and be of no further force and effect:

(1)           in connection with any sale or other disposition (including by merger, amalgamation or otherwise) of Capital Stock, or all or substantially all assets, of the Guarantor after which such Guarantor is no longer a Restricted Subsidiary of the Company;

(2)           if the Company designates the Guarantor as an Unrestricted Subsidiary under and in accordance with Section 4.12;

(3)           upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall have occurred and be continuing or shall occur as a result thereof;

(4)           if such Guarantor is no longer an obligor with respect to any Triggering Indebtedness, except by reason of a discharge or release as a result of or following payment under any Guarantee of Triggering Indebtedness; or

(5)           upon a Legal Defeasance or satisfaction and discharge of this Indenture that complies with the provisions under Section 8.02 or 11.01, respectively.

Upon any occurrence giving rise to a release of a Note Guarantee as specified above, the Trustee shall, at the written direction of the Company set forth in an Officer’s Certificate and upon receipt of an Opinion of Counsel, execute any documents reasonably required in order to evidence or effect such release, termination and discharge in respect of such Note Guarantee.  Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01                      Satisfaction and Discharge.

This Indenture shall be discharged, and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Notes as herein expressly provided) as to all Notes issued hereunder, when:

(1)                                 either:

(A)                               all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(B)                               all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) shall become due and payable at Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name and at the Issuer’s expense, and in each such case the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, and accrued interest to the Stated Maturity or redemption date, as the case may be;

(2)                                 the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(3)                                 the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02                      Application of Trust Money.

Subject to the provisions of Section 8.06, all money or Government Securities deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01                      Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his/her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.02                      Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

c/o GTT Communications, Inc.
7900 Tysons One Place
Suite 1450
McLean, Virginia 22102
Attention: Chris McKee

With a copy to:

Goodwin Procter LLP
620 Eighth Avenue

New York, New York  10018
Attention: James P.C. Barri

If to the Trustee:

Wilmington Trust, National Association.
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402

Attn: GTT Communications Administrator
Fax No.: (612) 217-5651

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Notwithstanding anything to the contrary herein, so long as the Notes are registered in the name of DTC (or its nominee), any notices to be provided to the Holders may be provided by electronic means in accordance with DTC’s operational procedures; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03                      Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes

Section 12.04                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder of the Issuer, member, manager or partner of any Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08                      Governing Law; Waiver of Jury Trial.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, ANY NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 12.09                      Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.10                      Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors.  All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.11                      Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 12.13                      Table of Contents, Headings, Etc.

The Table of Contents  and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.15                      USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

Section 12.16                      Tax Withholding.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution which has agreed to be subject to or related to this Indenture agrees to provide to Wilmington Trust, National Association, upon request reasonably available information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so that Wilmington Trust, National Association, can determine whether it has tax related obligations under Applicable Law.

Section 12.17                      Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in New York are authorized or required by law to close.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the Record Date shall not be affected.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

GTT ESCROW CORPORATION

By:	/s/ Michael T. Sicoli
	Name:	Michael T. Sicoli
	Title:	Chief Financial Officer

Signature Page to Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

Signature Page to Indenture

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP: [                 ]

ISIN: [                 ]

7.875%  Senior Notes due 2024

No. [A/S]-1	$[•]

GTT ESCROW CORPORATION

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto in](1) [of [•] ](2) [United States Dollars on December 31, 2024.

Interest Payment Dates:  June 30 and December 31

Record Dates:  June 15 and December 15

(1)  Insert for Rule 144A Note and Regulation S Global Note.

(2)  Insert for Regulation S Temporary Global Note.

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

GTT ESCROW CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Reverse of Note]

7.875% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  GTT Escrow Corporation, a Delaware corporation, to be merged with and into GTT Communications, Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 7.875% per annum from December 22, 2016 until maturity.  The Issuer shall pay interest semi-annually in arrears on June 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be June 30, 2017.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, and interest at the then applicable interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             METHOD OF PAYMENT.  The Issuer shall pay interest on the Notes on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the June 15  or December 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to default interest.  Payment of interest may be made by check mailed to Holders of definitive Notes at their registered addresses as they appear in the Registrar’s books.  If a Holder has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, the Issuer shall pay all principal, interest and premium, if any, on that Holder’s definitive Notes in accordance with those instructions; provided that the Issuer shall have no obligation to honor wire transfer instructions with respect to any account located outside of the United States.  The Issuer will pay, or cause the Paying Agent to pay, all payments of principal, premium, if any, and interest, with respect to the Global Notes registered in the name of or held by DTC or its nominee and shall be made by wire transfer of immediately available funds to the account specified by DTC.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             PAYING AGENT AND REGISTRAR.  Initially, the Trustee will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to the Holders.  The Company or any of its Subsidiaries may act in any such capacity.

4.             INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of December 22, 2016 (the “Indenture”), among the Issuer and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 7.875% Senior Notes due 2024.  The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             OPTIONAL REDEMPTION.

(a)           At any time prior to December 31, 2019, the Issuer may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date

(b)           On or after December 31, 2019, the Issuer may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon, to the applicable Redemption Date, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on December 31 of the years indicated below:

Year	Redemption Price
2019	105.906%
2020	103.938%
2021	101.969%
2022 and thereafter	100.000%

(c)           At any time prior to December 31, 2019, the Issuer may redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 107.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:

(1)           at least 60% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer or any of its Affiliates); and

(2)           the redemption must occur within 120 days of the date of the closing of such Equity Offering.

(d)           If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and appropriate; provided, however, that so long as the Notes are held through DTC, the Notes selected for redemption shall be selected in accordance with the applicable procedures of DTC.  Notes redeemed in part must be redeemed only in integral multiples of $1,000 and no Note with a principal amount of less than $2,000 will be redeemed in part.

(e)           In addition to the Issuer’s redemption rights described in clauses (a), (b) and (c) of this paragraph 5, the Issuer may redeem Notes under the circumstance described in, and in accordance with, Section 4.09(c) of the Indenture.

6.             MANDATORY REDEMPTION.  Except as set forth in Section 3.09 of the Indenture, the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.             NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be delivered electronically or mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance or satisfaction and discharge pursuant to Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.  Notices of redemption may be conditioned on one or more conditions precedent.

8.             OFFERS TO REPURCHASE.

(a)           If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to purchase all or any part (in integral multiples of $1,000 except that no purchase will be permitted that would result in a Note having a remaining principal amount of less than $2,000) of such Holder’s Notes pursuant to a Change of Control Offer.  In such Change of Control Offer, the Issuer shall offer to purchase all of the Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes purchased, plus accrued and unpaid interest, if any, thereon, to the date of purchase, subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  The Change of Control Offer shall be made in accordance with Section 4.09 of the Indenture.

(b)           Under certain circumstances described in the Indenture, the Issuer shall be required to apply Excess Proceeds to the repayment of the Notes and Pari Passu Debt pursuant to an Asset Sale Offer.  Such Asset Sale Offer shall be made in accordance with Section 4.07 of the Indenture.

9.             DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

10.          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.          AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

12.          DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default (other than as specified in Section 6.01(a)(7) or 6.01(a)(8) of the Indenture with respect to the Issuer) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default as specified in Section 6.01(a)(7) or 6.01(a)(8) of the Indenture, with respect to the Issuer occurs and is continuing, then all the Notes shall automatically become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder.  Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder.  The Issuer and each Guarantor are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within thirty (30) days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer propose to take with respect thereto.

13.          AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.          GOVERNING LAW.  THE INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15.          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THE INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

16.          CUSIP/ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

c/o GTT Communications, Inc.
7900 Tysons One Place
Suite 1450
McLean, Virginia 22102
Attention: Chris McKee

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.07 ☐ Section 4.09

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE [GLOBAL NOTE][REGULATION S TEMPORARY GLOBAL NOTE]*

The initial outstanding principal amount of this [Global Note][Regulation S Temporary Global Note] is $[•].  The following exchanges of a part of this [Global Note][Regulation S Temporary Global Note] for an interest in another [Global Note][Regulation S Temporary Global Note] or for a Definitive Note, or exchanges of a part of another [Global Note][Regulation S Temporary Global Note] or Definitive Note for an interest in this [Global Note][Regulation S Temporary Global Note], have been made:

Date of Exchange	Amount of decrease in Principal Amount of this [Global Note] [Regulation S Temporary Global Note]	Amount of increase in Principal Amount of this [Global Note] [Regulation S Temporary Global Note]	Principal Amount of this [Global Note][Regulation S Temporary Global Note] following such decrease or increase	Signature of authorized signatory of Trustee or Notes Registrar

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

GTT Communications, Inc.
7900 Tysons One Place
Suite 1450
McLean, Virginia 22102
Attention: Chris McKeez

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: GTT Communications Administrator

Re:                             7.875% Senior Notes due 2024

Reference is hereby made to the Indenture, dated as of December 22, 2016 (the “Indenture”), among GTT Escrow Corporation and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note Indenture and the Securities Act.

3.                                      ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;
or

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(d)                                 ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the applicable transfer restrictions and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

4.                                      ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)                                 ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive

Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

5.                                      ☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUER.

6.                                      ☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUER.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     D 144A Global Note (CUSIP [   ]), or

(ii)                                  D Regulation S Global Note (CUSIP [   ]), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP [   ]), or

(ii)                                  ☐ Regulation S Global Note (CUSIP [   ]), or

(iii)                               ☐ Unrestricted Global Note (CUSIP [   ]), or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

GTT Communications, Inc.
7900 Tysons One Place
Suite 1450
McLean, Virginia 22102
Attention: Chris McKee

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: GTT Communications Administrator

Re:                             7.875% Senior Notes due 2024

Reference is hereby made to the Indenture, dated as of December 22, 2016 (the “Indenture”), among GTT Escrow Corporation and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)                                     EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)                                     ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

b)                                     ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

c)                                      ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

d)                                     ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.

2)                                     EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)                                     ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)                                     ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [   ] 144A Global Note [   ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3)                                     ☐ CHECK IF OWNER IS AN AFFILIATE OF THE ISSUER.

4)                                     ☐ CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE ISSUER.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of [                ] , among (the “Guaranteeing Subsidiary”), a subsidiary of GTT Communications, Inc., a Delaware corporation (the “Issuer”), and Wilmington Trust, National Association, a national banking association organized and existing under the bank of the United States of America, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of December 22, 2016, providing for the issuance of an unlimited aggregate principal amount of 7.875% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Agreement to be Bound.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3)           Guarantee.  The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture.

(4)           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

(5)           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(9)           Benefits Acknowledged.  The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(10)         Successors.  All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT E

[FORM OF ESCROW RELEASE DATE SUPPLEMENTAL INDENTURE]

First Supplemental Indenture (this “Supplemental Indenture”), dated as of [                ], among GTT Communications, Inc., a Delaware corporation (the “Company”), the parties that are signatories hereto as guarantors (each, a “Guaranteeing Subsidiary”) and Wilmington Trust, National Association, a national banking association organized and existing under the bank of the United States of America, as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, GTT Escrow Corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 22, 2016, initially in the aggregate principal amount of $300,00,000 7.875% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture permits the Transactions (including, without limitation, the merger of Escrow Issuer with and into the Company on the Escrow Release Date upon the condition, among other things, that the Company and each Guaranteeing Subsidiary party hereto shall execute and deliver to the Trustee this Supplemental Indenture, (i) which shall evidence the assumption by the Company of all of the Escrow Issuer’s obligations under the Notes and the Indenture, in each case, on the terms and conditions set forth herein and under the Indenture and (ii) pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, each Guaranteeing Subsidiary and the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Assumption of the Escrow Issuer’s Obligations.  The Company hereby confirms that it has fully and unconditionally assumed the Escrow Issuer’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth therein and to be bound by all other applicable provisions of the Indenture and to perform all of the obligations and agreements of the Issuer under the Indenture.

(2)           Agreement to be Bound.  Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3)           Guarantee.  Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the other Guarantors, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture.

(4)           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including each Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

(5)           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(7)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(9)           Benefits Acknowledged.  Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture.  Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(10)         Successors.  All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GTT COMMUNICATIONS, INC.

By:
Name:
Title:

GUARANTEEING SUBSIDIARIES:

GTT AMERICAS, LLC
GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC
HIBERNIA ATLANTIC U.S. LLC
HIBERNIA ATLANTIC (UK) LIMITED
HIBERNIA MEDIA (UK) LIMITED
HIBERNIA NGS LIMITED
HIBERNIA ATLANTIC CABLE SYSTEMS LIMITED
HIBERNIA ATLANTIC COMMUNICATIONS (CANADA) COMPANY
HIBERNIA ATLANTIC (SINGAPORE) PRIVATE LIMITED
HIBERNIA INTERNATIONAL ASSETS INC.
HIBERNIA NETWORKS (NETHERLANDS) B.V.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: